UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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COSÌ, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COSÌ, INC.

1751 Lake Cook Road, Suite 600

Deerfield, Illinois  60015

March [•], 2013

Dear Fellow Stockholders:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Così, Inc. (“Così”, the “Company”, “we”, “us” or “our”) to be held on Wednesday, May 8, 2013, commencing at 8:00 a.m. Central Time, at our Support Center, 1751 Lake Cook Road, Lower Level Conference Room, Deerfield, Illinois 60015.

At the Annual Meeting, you will be asked to (i) consider and vote upon the election of two directors, (ii) ratify the appointment of BDO USA, LLP as our independent registered public accounting firm, (iii) approve, in a non-binding vote, the compensation of our named executive officers, (iv) conduct an advisory vote on the frequency of future executive compensation advisory votes and (v) approve an amendment to our Amended and Restated Certificate of Incorporation to effect, at any time prior to the next Annual Meeting, a reverse stock split of the outstanding and treasury shares of our common stock having a split ratio ranging from one-for-two to one-for-twenty as such split ratio shall be determined by our board of directors to be in the best interest of the Company and its stockholders.  Each of these proposals is more fully described in the Notice of Annual Meeting and Proxy Statement that follows.

We hope that you will find it convenient to attend the Annual Meeting in person. Whether or not you expect to attend personally, please vote your shares by completing, signing and dating the enclosed proxy and promptly returning it in the enclosed envelope to ensure your representation at the Annual Meeting and the presence of a quorum. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.  You may obtain directions to the location by contacting Investor Relations at (847) 597- 8800.

A copy of our Annual Report to Stockholders, which includes a copy of our Form 10-K for the fiscal year ended December 31, 2012, is being provided to each of our stockholders with this Proxy Statement.  Additional copies may be obtained by writing to Così, Inc., 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015, Attention:  Investor Relations, or by contacting Cosi, Inc. by email at investorrelations@getcosi.com.

YOUR VOTE IS VERY IMPORTANT.  Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote your shares by completing, signing and dating the enclosed proxy and promptly returning it in the enclosed envelope to ensure that your shares will be represented.  If you attend the meeting personally, you will, of course, have the right to revoke the proxy and vote your shares in person.  If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

On behalf of the directors, officers and employees of Così, we would like to express our appreciation for your continued support.

Stephen Edwards	Carin Stutz
Executive Chair of the Board	President and Chief Executive Officer

COSÌ, INC.

1751 Lake Cook Road, Suite 600

Deerfield, Illinois  60015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 8, 2013

Dear Stockholders:

The 2013 Annual Meeting of Stockholders of Così, Inc., a Delaware corporation (“Così”, the “Company”, “we”, “us” or “our”), will be held at 8:00 a.m. Central Time on Wednesday, May 8, 2013, at our Support Center, 1751 Lake Cook Road, Lower Level Conference Room, Deerfield, Illinois 60015.  The items of business to be transacted at the Annual Meeting are:

1.              To elect two directors to serve for a three-year term expiring at the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.              To consider and ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2013;

3.              To approve, in a non-binding vote, the compensation of our named executive officers as disclosed in our Proxy Statement pursuant to Item 402 of Regulation S-K;

4.              To recommend, in an advisory vote, the frequency of future executive compensation advisory votes;

5.              To approve an amendment to our Amended and Restated Certificate of Incorporation to effect, at any time prior to the next Annual Meeting, a reverse stock split of the outstanding and treasury shares of our common stock having a split ratio ranging from one-for-two to one-for-twenty (“Split Ratio”), as such Split Ratio shall be determined by the Board of Directors of the Company to be in the best interest of the Company and its stockholders, and pay to our stockholders cash in lieu of fractional shares at fair market value.  The Board of Directors reserves the right, after stockholder approval, to forego or postpone the filing of the amendment to the Amended and Restated Certificate of Incorporation to effect a reverse stock split if it determines that action not to be in the best interest of the Company and its stockholders; and

6.              To consider and act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors recommends that you vote:  FOR the nominees for director; FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm; FOR the approval of the compensation of our named executive officers as disclosed in our Proxy Statement pursuant to Item 402 of Regulation S-K; ONE YEAR on the frequency of future executive compensation advisory votes; and FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect, at any time prior to the next Annual Meeting, a reverse stock split of the outstanding and treasury shares of our common stock having a split ratio ranging from one-for-two to one-for-twenty as such split ratio shall be determined by our Board of Directors to be in the best interest of the Company and its stockholders.

The Board of Directors has fixed the close of business on March 15, 2013 as the record date for the determination of stockholders entitled to notice of and to vote on any matters that may properly come before the Annual Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors,

William E. Koziel
Secretary
Dated:	March [•], 2013
Deerfield, Illinois

YOUR VOTE IS VERY IMPORTANT.  Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote your shares by completing, signing and dating the enclosed proxy and promptly returning it in the enclosed envelope to ensure that your shares will be represented.  If you attend the meeting personally, you will, of course, have the right to revoke the proxy and vote your shares in person.  If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

COSÌ, INC.

1751 Lake Cook Road, Suite 600

Deerfield, Illinois  60015

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 8, 2013

SOLICITATION OF PROXIES

This Proxy Statement is furnished to you by the Board of Directors of Così, Inc., a Delaware corporation (“Così”, the “Company”, “we”, “us”, or “our”), in connection with the solicitation of proxies to be voted at our 2013 Annual Meeting of Stockholders and at any adjournment or postponement of the meeting (the “Annual Meeting”).  Our Annual Meeting will be held at 8:00 a.m. Central Time on Wednesday, May 8, 2013, at our Support Center, 1751 Lake Cook Road, Lower Level Conference Room, Deerfield, Illinois 60015, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the Annual Meeting in person. You may obtain directions to the location by contacting Investor Relations at (847) 597- 8800.  Whether or not you expect to attend in person, please vote your shares by completing, signing and dating the enclosed proxy and promptly returning it in the envelope provided to ensure your representation at the Annual Meeting and the presence of a quorum. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.  This Notice of Annual Meeting, Proxy Statement, Proxy Card and the accompanying Così, Inc. 2012 Annual Report, which includes the Annual Report on Form 10-K, are being mailed to our stockholders on or about [•], 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2013.

This Proxy Statement, the Notice of Annual Meeting of Stockholders

and Our Annual Report to Stockholders are available at

http://phx.corporate-ir.net/phoenix.zhtml?c=131610&p=irol-IRHOME

In voting by proxy with regard to the election of directors, stockholders may vote in favor of each nominee or withhold their votes as to each nominee.  In voting by proxy with regard to the ratification of the appointment of our independent registered public accounting firm, stockholders may vote in favor of the proposal or against it, or they may abstain from voting.  In voting by proxy with regard to the non-binding resolution to approve the compensation of our named executive officers, stockholders may vote in favor of the proposal or against it, or they may abstain from voting.  In voting by proxy with regard to the non-binding resolution to determine the frequency of future executive compensation advisory votes, stockholders may vote in favor of every year, every two years, every three years, or they may abstain from voting.  In voting by proxy with regard to approval of the reverse stock split, stockholders may vote in favor of the proposal or against it, or they may abstain from voting.  All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.

If no direction is given on a proxy with respect to a proposal, the proxy will be voted FOR the nominees for director; FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm; FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K; ONE YEAR on the frequency of future executive compensation advisory votes; and FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect, at any time prior to the next Annual Meeting, a reverse stock split of the outstanding and treasury shares of our common stock having a split ratio ranging from one-for-two to one-for-twenty as such split ratio shall be determined by our Board to be in the best interest of the Company and its stockholders.  As to any other matter of business that may be brought before the Annual Meeting, such proxy will be voted in accordance with the judgment of the persons named in the proxy.

A stockholder who has submitted a proxy may revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of Così, by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

VOTING SECURITIES

The Board of Directors has fixed the close of business on March 15, 2013 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting.  Holders of record of our common stock as of the close of business on March 15, 2013 will be entitled to one vote for each share held.  On March 15, 2013, there were [•] shares of our common stock, par value $0.01 per share, outstanding, all of which are entitled to vote with respect to all matters acted upon at the Annual Meeting.

A majority of the outstanding shares of our common stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of our common stock represented at the meeting and entitled to vote is required for the election of directors.  Shares for which the vote is properly withheld will not be counted toward a director nominee’s achievement of a plurality.

The affirmative vote of a majority of the votes cast by stockholders who are entitled to vote and are present in person or represented by proxy at the meeting is required for (i) the ratification of BDO USA, LLP, as our independent registered public accounting firm, (ii) approval of the advisory vote on executive compensation and (iii) approval of one of the three frequency options under the advisory vote on the frequency of future executive compensation advisory votes.  With respect to the proposal on the frequency of future executive compensation advisory votes, if none of the three frequency options receives the vote of the holders of a majority of the votes cast, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by our stockholders.  The affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to approve the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split.  Abstentions with respect to the ratification of BDO USA, LLP, as our independent registered public accounting firm, approval of the advisory vote on executive compensation, approval of one of the three frequency options under the advisory vote on the frequency of future executive compensation advisory votes, and the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split, will be counted as present for purposes of determining a quorum and will have the same effect as a vote “AGAINST” such matter.

If you are a beneficial owner whose shares are held in an account by a broker, you must instruct your broker on how to vote your shares.  If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote.  This is called a “broker non-vote”.  In these cases, the broker can register your shares as being present at the meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.  The practical effect of a broker non-vote will be the reduction of the total number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated, since the broker non-votes will not be deemed to be entitled to vote on that proposal.

Brokers will have discretionary voting power to vote on the ratification of BDO USA, LLP, as our independent registered public accounting firm, and with respect to the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split, and, accordingly, we do not expect there to be any broker non-votes on these proposals.  Brokers will not have discretionary voting power to vote on the election of directors, the advisory vote on executive compensation or the advisory vote on the frequency of future executive compensation advisory votes.  A broker non-vote on any matter for which the vote required is a plurality or a majority of the votes cast will not affect the outcome of such vote.

If your shares are registered in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, then you are the “shareholder of record” of those shares.  This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided directly to you by the Company.  If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares.  This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet if available.

As permitted by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies of our Proxy Statement. This is known as householding.

We will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for this year or future years should be directed to Così, Inc., 1751 Lake Cook Road, Suite 600, Deerfield, Illinois  60015, Attention:  Investor Relations, or investorrelations@getcosi.com.

Stockholders of record residing at the same address and currently receiving multiple copies of this Proxy Statement may contact our Corporate Secretary to request that only a single copy of our Proxy Statement be mailed in the future.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of March [7], 2013, the following are the only persons known to the Company to be the beneficial owners of more than 5% of our outstanding shares of common stock.

Beneficial Owners of More Than 5% Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock Beneficially Owned (1)

Royce & Associates, LLC 745 Fifth Avenue New York, New York 10151	6,833,770	(2)	9.3%

ZAM Equities, L.P. c/o Morton Holdings, Inc. 283 Greenwich Avenue Greenwich, Connecticut 06830	4,619,064	(3)	6.3%

Lloyd I. Miller, III 222 Lakeview Avenue, Suite 160-365 West Palm Beach, Florida 33401	3,707,412	(4)	5.1%

(1)         Ownership percentages are based on 73,208,869 shares of our common stock outstanding as of March [7], 2013.  In computing the number of shares of our common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed outstanding shares of common stock subject to options or warrants held by that person or entity that are currently exercisable within sixty days of March [7], 2013. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

(2)     This information is based on a Schedule 13G/A filed with the SEC on February 14, 2013, by Royce & Associates, LLC, a registered investment advisor.  According to the Schedule 13G/A, Royce & Associates, LLC beneficially owns and has sole voting and sole dispositive power over 6,833,770 shares or 9.3% of the total shares outstanding of our common stock, and various accounts managed by Royce & Associates, LLC have the right to receive or the power to direct the receipt of dividends or proceeds from the sale of the shares.  The interest of one account, Royce Value Plus Fund, a registered investment company managed by Royce & Associates, LLC, amounted to 6,833,770 shares or 9.3% of the total shares outstanding of our common stock.

(3)         This information is based on a Schedule 13G/A filed with the SEC on February 14, 2011, by ZAM Equities, L.P. (“ZAM Equities”), a Delaware limited partnership, Morton Holdings, Inc. (“Morton Holdings”), a Delaware corporation, and Philip B. Korsant (“Korsant”).  According to the Schedule 13G/A, ZAM Equities, Morton Holdings, and Korsant, collectively, beneficially own and have shared voting and shared dispositive power over 4,619,064 shares or 6.3%, and Morton Holdings, as the general partner of ZAM Equities, and Korsant, as the sole shareholder of Morton Holdings, may have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held in the name of ZAM Equities.

(4)         This information is based on a Schedule 13G filed with the SEC on February 21, 2013, by Lloyd I. Miller, III (“Miller”).  According to the Schedule 13G, Miller beneficially owns and has sole voting and sole dispositive power over 3,655,342 shares or 5.0% of the total shares of our common stock as (i) the manager of a limited liability company that is the general partner of a certain limited partnership, (ii) the manager of a limited liability company that is the advisor to a certain trust, (iii) the trustee to a certain grantor retained annuity trust, (iv) the manager of a limited liability company, and (v) an individual.  Miller has shared voting and shared dispositive power over 52,070 shares or 0.01% of the total shares of our common stock as an advisor to the trustee of a certain trust.

The determination that there were no other persons, entities, or groups known to the Company to beneficially own more than 5% of our common stock was based on a review of our internal records and of all statements filed with respect to the Company since the beginning of the past fiscal year with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(d) or 13(g) of the Exchange Act.

Security Ownership of Management and Directors

The following table sets forth certain information regarding ownership of our common stock as of March [7], 2013, by (i) each of the members of our Board of Directors, (ii) each of our executive officers named in the “Summary Compensation Table” under “Executive Compensation” below, and (iii) all directors and executive officers of the Company as a group.  All shares were owned directly with sole voting and investment power unless otherwise indicated.

Security Ownership of Management and Directors

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned (2)

Stephen Edwards	1,648,125	(3)	2.25%

Mark Demilio	573,787		*

Robert Merritt	544,152		*

Creed L. Ford, III	768,077		1.05%

Michael O’Donnell	205,177		*

Karl Okamoto	222,797		*

Carin Stutz	1,848,214	(4)	2.52%

William Koziel	353,918	(5)	*

Vicki Baue	182,011	(6)	*

John Gohde	14,892		*

Becky Iliff	63,916		*

All executive officers and directors as a group (11 persons)	6,425,066	(7)	8.80%

*                 Represents less than 1%.

(1)         Each person listed in the table is or was a director or named executive officer of the Company, with an address at c/o Così, Inc., 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015.

(2)         Ownership percentages are based on 73,208,869 shares of our common stock outstanding as of March [7], 2013.  In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable within sixty days of March [7], 2013. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(3)         Includes 100,000 shares of restricted stock granted to Stephen Edwards in fiscal year 2013 which will vest quarterly in 4 equal installments during fiscal year 2013 if the time vesting conditions have been satisfied during his employment with the Company as Executive Chair.  Also includes 324 shares of the Company’s common stock for which Mr. Edwards is the custodian on the account.

(4)         Includes 1,000,000 shares of restricted stock which will vest if the time vesting and market vesting conditions have been satisfied during her employment with the Company.

(5)         Includes 79,956 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $4.95 per share.  Does not include 25,000 shares of common stock that would be issuable upon exercise of stock options that the Compensation Committee has recommended be awarded to William Koziel in fiscal 2013 as a long-term equity award in respect of fiscal year 2012, which award is subject to approval of the full Board.

(6)         Includes 25,000 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $5.20 per share.  Does not include 25,000 shares of common stock that would be issuable upon exercise of stock options that the Compensation Committee has recommended be awarded to Vicki Baue in fiscal 2013 as a long-term equity award in respect of fiscal year 2012, which award is subject to approval by the full Board.

(7)         These 11 persons include all current members of our Board of Directors and the named executive officers detailed under “Information About the Nominees, the Continuing Directors and Executive Officers” below.

CORPORATE GOVERNANCE

Role of the Board of Directors

General.  Our business is managed under the direction of our Board of Directors (the “Board”) pursuant to the Delaware General Corporation Law and our Amended and Restated By-laws (the “By-laws”).  Our Board, which is elected by the stockholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders.   The Board selects the Chief Executive Officer and other members of the senior management team, which is charged with the conduct of our business.  Although management is responsible for the day-to-day business operations of the Company, having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance.  Our Board is kept advised of our business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing reports, analyses and materials provided to them and by participating in Board and Board committee meetings.  The Board has oversight with respect to the strategic direction and key policies of the Company.  The Board approves major initiatives, advises on significant financial and business objectives, and monitors progress with respect to such matters.

Succession Planning.  The Board also plans for succession to the position of Chief Executive Officer as well as certain other senior management positions.  To assist the Board, the

Chief Executive Officer annually provides the Board with an assessment of senior executives and of their potential to succeed him or her.  The Chief Executive Officer also provides the Board with an assessment of persons considered potential successors to certain senior executive positions.

Composition and Membership of the Board of Directors

Board Size.  It is the policy of the Company that the number of directors not exceed a number that can function efficiently as a body.  The Board’s optimum size is five to ten members but, as required by our By-laws, may not be less than three members.  The Nominating/Corporate Governance Committee, in consultation with the Chair and the Chief Executive Officer, considers and makes recommendations to the Board concerning the appropriate size and needs of the Board.  The Nominating/Corporate Governance Committee considers candidates to fill new positions created by expansion and vacancies that occur by resignation, retirement or for any other reason.

Selection Criteria.  Pursuant to our Board of Director Candidate Guidelines, the Nominating/Corporate Governance Committee will consider and evaluate director candidates based upon certain minimum qualifications, as set forth in Exhibit A attached hereto.  Based upon recommendations of the Nominating/Corporate Governance Committee and following an independent evaluation by the Board, candidates are selected for, among other things, their character, judgment, business experience and acumen and skills that are complementary to the needs of the Company, leadership and their ability to exercise sound judgment.  In addition, directors should be willing to devote sufficient time to fulfill their obligations to the Company and its stockholders.

Diversity. Our Nominating/Corporate Governance Committee identifies, evaluates and recommends candidates to become members of the Board with the goal of creating a balance of knowledge, experience and diversity.  Stockholders may also recommend candidates to the Nominating/Corporate Governance Committee in accordance with the procedures set forth in the Nominating/Corporate Governance Committee Charter (see the section below captioned “Nomination Process”).  The Board considers diversity when considering director nominees, taking into consideration not only diversity of national origin, gender, age and race but also of profession and experience. Although diversity is included as a selection criteria under our Nominating/ Corporate Governance Committee charter, our Board has not at this time adopted a separate diversity policy.

Terms and Term Limits.  The Board is divided into three classes serving staggered three-year terms.  The Board does not favor term limits for directors but believes that it is important to monitor overall Board performance.

Board Action and Committees.  It is the general policy of the Company that all major decisions be considered by the Board as a whole.  As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly-owned company.  Currently, these committees are the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.

Committee Members.  The members of these committees are recommended to the Board by the Nominating/Corporate Governance Committee in consultation with the Chief Executive Officer.  The committees are comprised solely of independent directors.  The membership of these three committees is rotated from time to time.  The current members of each of these committees are identified below under the heading “Board Committees”.

Functioning of the Board of Directors

Meeting Schedule.  The Board sets the annual schedule of Board and Board committee meetings.  Our Board holds a minimum of four regular meetings per year to review significant developments affecting the Company and to act on matters requiring Board approval.  It also holds special meetings when an important matter requires Board action between scheduled meetings.  Committee meeting schedules are recommended by each committee in order to meet the responsibilities of that committee.

Agenda.  The Chair of the Board sets the agenda for Board meetings with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the Chief Executive Officer for review.  For example, the annual corporate budget is reviewed by the Board.  Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with that committee.  Any member of the Board may request that an item be included on the agenda.

Board Materials. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings where necessary to allow the directors to prepare for discussion of the items at the meeting.

Senior Management Presence.  At the invitation of the Board, members of senior management recommended by the Chair and Chief Executive Officer attend Board meetings or portions thereof for the purpose of participating in discussions.  Generally, presentations of matters to be considered by the Board are made by the senior manager responsible for that area of our operations.

Director Access to Management and Corporate and Independent Advisors.  Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial and accounting advisors to assist in their duties to the Company and its stockholders.

Director Attendance.  Directors are expected to attend all meetings and to have reviewed prior to the meetings, all written materials distributed to them in advance.  The Board held four regularly scheduled Board meetings in fiscal 2012.  The Board held one special meeting in fiscal 2012.  All directors attended 92% or more of the aggregate of the total number of Board meetings and the total number of committee meetings on which he or she served during fiscal 2012.  In addition, the Board encourages all of its directors to attend our Annual Stockholders’ Meeting.  Six of our directors attended the 2012 Annual Stockholders’ Meeting.

Board and Committee Self-Evaluations.  The Board, and each committee of the Board, are required to conduct a self-evaluation of their performance at least annually.

New-Director Orientation.  The Board works with management to schedule new-director orientation programs.  Orientation is designed to familiarize new directors with the Company and the restaurant industry as well as Company personnel, facilities, strategies and challenges.

Director Independence

It is the policy of the Company that the Board consist of a majority of independent directors who meet the independence requirements of the NASDAQ Marketplace Rules.

The Board has affirmatively determined that four of its seven directors, including all members of the Audit, Compensation and Nominating/Corporate Governance Committees, are “independent” as defined by the listing standards of The NASDAQ Global Market (“NASDAQ”) and all applicable rules and regulations of the SEC.  The four independent directors are Creed L. Ford, III, Robert Merritt, Michael O’Donnell and Karl Okamoto.  Prior to his service as Interim Chief Executive Officer from August 29, 2011 through December 31, 2011, Mark Demilio was an independent director.  Under NASDAQ Rules, Mr. Demilio may still be considered independent since he is no longer serving as interim CEO.  Until his appointment as Executive Chair of the Board on January 1, 2012, Stephen Edwards was an independent director.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management.  The Board understands that there is no single, generally accepted approach to providing Board leadership and that the right Board leadership may vary as circumstances warrant.  Consistent with this understanding, the independent directors will consider the Board’s leadership structure on an annual basis.  In 2007, the Board amended its Amended and Restated By-Laws to provide that the Chair of the Board and the Chief Executive Officer of the corporation shall be two different persons.  From 2007 to 2012, the chairmanship was a non-executive position.  The Chair of the Board serves in that capacity until an election by the independent directors.  In accordance with our corporate governance principles, if the Chair of the Board is not independent, the independent directors will also elect a Presiding Director, who shall be an independent director, whose responsibilities include, among others, calling meetings of the independent directors and presiding over executive sessions of the independent directors.

Effective as of January 1, 2012, Stephen Edwards was appointed Executive Chair of the Board, and in March 2012, the independent directors elected Michael O’Donnell, an independent director, as Presiding Director.

The Board’s Role in Risk Oversight

Management of the Company is primarily responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.  The Board is responsible for overseeing management in the execution of its responsibilities and for assessing our approach to risk management.  The Board executes its oversight responsibility for risk management directly and through its committees, as follows:

The Audit Committee oversees our financial and management risk programs, including accounting and audit-related exposure, and the steps management has taken to monitor and control such exposures.  Our Manager of Internal Audit reports independently to the Audit Committee, and the Audit Committee reviews the scope and methodology of the internal audit process.   The Audit Committee meets quarterly with and receives reports from management, the Manager of Internal Audit, and our independent certified public accounting firm to review our major financial risks or exposures.  Periodically, the Audit Committee meets in executive session with our independent registered public accounting firm, and it meets in executive session with our Manager of Internal Audit at least once annually.  Between meetings, the Manager of Internal Audit has direct access to the Audit Committee as necessary.  For additional information, see the sections below captioned “Board Committees — Audit Committee” and “Report of the Audit Committee”.

The Chair of the Audit Committee, along with the General Counsel/ Chief Compliance Officer, is copied on the transcripts of all calls received through our whistleblower hotline, and the General Counsel/ Chief Compliance Officer reports to the Audit Committee on the results of investigations and other legal developments.

The Board’s other committees — Compensation and Nominating/Corporate Governance — oversee risks associated with their respective areas of responsibility.  For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive and non-executive compensation generally.  The Board is kept abreast of its committees’ risk oversight and other activities via reports by the Chair of each committee to the full Board.  These reports are presented at regular Board meetings and include discussions of committee agenda topics, including matters involving risk oversight.   For additional information, see the sections below captioned “Board Committees — Compensation Committee” and “Nominating / Corporate Governance Committee”.

The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure and our development activities.  Throughout the year, our Board provides guidance to management regarding our strategy and helps to refine our operating plans to implement our strategy.  Each year, the Board reviews and discusses with executive management our long-term operating plans and overall corporate strategy.  A discussion of key risks to the plans and strategy as well as risk mitigation plans and activities is led by the Chief Executive Officer and Chief Financial Officer as part of the meeting.  In addition, the Board receives detailed regular reports from the members of our executive leadership team — the heads of our principal business and corporate functions — that include discussions of the risks and exposures involved in their respective areas of responsibility.  These reports are provided in connection with regular Board meetings and are discussed, as necessary, at Board meetings.  Further, the Board is routinely informed of developments at and affecting the Company that could affect our risk profile or other aspects of our business.

Executive Sessions

The Company believes that regular scheduling of meetings of non-management directors is important in order to foster better communication among non-management directors.  Accordingly, the independent directors meet without any management directors or employees present at least twice each year in executive sessions.

Corporate Governance Principles

The Board adopted Corporate Governance Principles that, along with the charters of the Board committees, provide the framework for governing the operation of the Board and its committees and for guiding the Board and our senior management team in the execution of their responsibilities.  The Board’s Nominating/Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Principles from time to time and recommending any proposed changes to the Board for approval.  The Corporate Governance Principles are available on our website at www.getcosi.com.

Board Committees

The Board has three committees: Audit, Compensation and Nominating/Corporate Governance.  The membership of each committee as of March 15, 2013 and the function of each committee are described below.

Director	Audit Committee (1)		Compensation Committee (2)		Nominating/Corporate Governance Committee (3)

Carin Stutz
Stephen Edwards
Mark Demilio
Creed L. Ford, III	X				X	*
Robert Merritt					X
Michael O’Donnell	X	*	X
Karl Okamoto	X		X	*

*              Chair

(1)                                 In March 2010, Michael O’Donnell was appointed as Chair of the Audit Committee.  Creed Ford, III has served on the Audit Committee since March 2010, and Karl Okamoto has served on the Audit Committee since January 2009.

(2)                                In March 2010, Karl Okamoto was appointed as Chair of the Compensation Committee.  Michael O’Donnell has served on the Compensation Committee since January 2009.

(3)                                 In March 2010, Creed Ford, III was appointed as Chair of the Nominating/Corporate Governance Committee and Robert Merritt has served on the Nominating/Corporate Governance Committee since March 2010.

Audit Committee.  The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of our financial statements. The functions of the Audit Committee include, without limitation, (i) responsibility for the appointment, compensation, termination, retention and oversight of our internal auditor and independent registered public accounting firm, (ii) review and pre-approval of all audit, non-audit and internal control-related services provided to the Company by the independent registered public accounting firm, other than as may be allowed by applicable law, and (iii) review of the annual audited and quarterly consolidated financial statements.  Our Amended and Restated Audit Committee Charter, which describes all of the Audit Committee’s responsibilities, is posted on our website at www.getcosi.com.

The Audit Committee has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters.

The current members of the Audit Committee are Messrs. O’Donnell, Ford and Okamoto, with Mr. O’Donnell serving as the Chair.  The Board has determined that each member meets the independence requirements set forth by NASDAQ and Rule 10A-3(b)(1) of the Exchange Act and is able to read and understand fundamental financial statements. In addition, Messrs. O’Donnell, Ford and Okamoto each qualifies as an “audit committee financial expert” consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

The Audit Committee met four times in fiscal 2012.  The Audit Committee Report appears on page 25.

Compensation Committee.  The principal functions of the Compensation Committee include (i) annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, (ii) annually evaluating the performance of the Chief Executive Officer in light of those goals and objectives, (iii) annually reviewing and approving the compensation of the Chief Executive Officer and all other senior executives, and (iv) implementing incentive programs, including our stock incentive plans.  Our Compensation Committee Charter, which describes all of the Compensation Committee’s responsibilities, is posted on our website at www.getcosi.com.

The Compensation Committee meets at least annually with the Chief Executive Officer while it is determining the annual and long-term performance goals and compensation levels for the Chief Executive Officer.  Both the goals and the Compensation Committee’s evaluation of the Chief Executive Officer’s performance against such goals are then submitted for consideration by the independent directors of the Board at a meeting or executive session.  Compensation decisions for the Chief Executive Officer must be determined and approved by the Compensation Committee in executive sessions.  The Compensation Committee also meets with the Chief Executive Officer to review its evaluation of his or her performance against such goals.

The Chief Executive Officer meets at least annually with each of the other named executive officers while the Chief Executive Officer is determining the annual and long-term performance goals and compensation levels for each.  The Chief Executive Officer then submits compensation recommendations to the Compensation Committee, along with the goals and evaluations of the other named executive officers’ respective performance against such goals. Both the goals and the Compensation Committee’s evaluation of the other named executive officers’ performance against such goals are then submitted for consideration by the independent directors of the Board at a meeting or in executive session.  The Compensation Committee also meets with the Chief Executive Officer to review his or her recommendations and evaluations of the other named executive officers’ respective performance against such goals.

The Compensation Committee may form and delegate authority to subcommittees to perform its duties when appropriate.  No such delegation was made in 2012.  In addition, the Compensation Committee has the sole authority to retain and terminate any independent compensation consultants to be used to assist in the evaluation of executive compensation.  In 2012, the Compensation Committee did not retain any independent compensation consultants.

The current members of the Compensation Committee are Messrs. O’Donnell and Okamoto, with Mr. Okamoto serving as the Chair.  The Board has determined that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 under Section 16 of the Exchange Act and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Compensation Committee met one time in fiscal 2012.

Nominating/Corporate Governance Committee. The principal functions of the Nominating/Corporate Governance Committee include, without limitation, (i) establishing the Board of Director Candidate Guidelines and the Corporate Governance Principles, (ii) identifying and nominating individuals qualified to become directors, (iii) considering all recommendations for director candidates made by eligible stockholders, and (iv) monitoring and recommending the functions of the Board committees. Our Nominating/Corporate Governance Committee Charter, which describes all of the Committee’s responsibilities, is posted on our website at www.getcosi.com.

The current members of the Nominating/Corporate Governance Committee are Messrs. Ford and Merritt, with Mr. Ford serving as the Chair. The Nominating/Corporate Governance Committee met two times in fiscal 2012.

Stockholder Communications

Stockholders and other parties interested in communicating directly with the Board may do so by writing to a specific director, or to the whole Board, care of our Secretary. Our Secretary will distribute any “security holder communications” received, as defined by the rules and regulations of the SEC, to the director(s) to whom the letter is addressed or to all of the directors if addressed to the entire Board. The following is the address to which stockholders should send such communications: Così, Inc., c/o Secretary, 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015.

Code of Conduct and Ethics

All directors, officers and employees must act ethically at all times and in accordance with our Code of Conduct and Ethics. This Code satisfies the definition of “code of ethics” under the rules and regulations of the SEC and is available on our website at www.getcosi.com.

NOMINATION PROCESS

Role of the Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee identifies individuals that it believes are qualified to become directors in accordance with the Board of Director Candidate Guidelines, attached hereto as Exhibit A.  Candidates are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of our stockholders, and they are evaluated for their character, judgment, business experience, and acumen. Pursuant to the Board of Director Candidate Guidelines, the Nominating/Corporate Governance Committee will consider and evaluate director candidates based upon certain minimum qualifications, as set forth in Exhibit A attached hereto.

After identifying the qualified individuals and conducting interviews, as appropriate, the Nominating/Corporate Governance Committee will recommend the selected individuals to the Board for election at an annual stockholders’ meeting.  In the event there is a vacancy on the Board between such annual stockholders’ meetings, the Nominating/Corporate Governance Committee will recommend one or more of the qualified individuals for appointment to the Board.

The Nominating/Corporate Governance Committee may retain a director search firm to help the Committee identify qualified director nominees.

Candidates Proposed by Stockholders for Consideration by the Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee has a policy to consider recommendations for director candidates submitted by stockholders. A stockholder recommending an individual for consideration by the Nominating/Corporate Governance Committee must provide (i) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address, and principal occupation or employment as required by Item 401(e) of Regulation S-K.  Stockholders should send the required information to:  Così, Inc., c/o Secretary, 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015.

In order for a recommendation to be considered by the Nominating/Corporate Governance Committee for the 2014 Annual Meeting of Stockholders, the Secretary must receive the recommendation no later than [•], 2013.  Such recommendations must be sent via registered, certified, or express mail, or by any other means that allows the stockholder to determine when the recommendation was received by the Company.  Our Secretary will send properly submitted stockholder recommendations to the Nominating/Corporate Governance Committee for consideration at a future Nominating/Corporate Governance Committee meeting. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Nominating/Corporate Governance Committee.

Stockholder Nominations

In addition, our By-laws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting of stockholders at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in our By-laws, which were filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2007 and can also be obtained, without charge, upon written request to our Secretary, whose address is:  Così, Inc., c/o Secretary, 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015.  In order for nominations to be made by a stockholder for the 2014 Annual Meeting of Stockholders, the By-laws require, without limitation, that the Company receive written notification from the record stockholder containing the information described in the section above and any other information required by the By-laws no earlier than December 9, 2013, nor later than January 8, 2014.

COMPENSATION OF DIRECTORS

Annual compensation for non-employee directors for 2012 was comprised of cash compensation and equity-based compensation in the form of shares of restricted stock.  Each of these components is described in more detail below.  Except as otherwise approved by the independent directors of the Board, employee directors do not receive any compensation in connection with their director service.

The following table summarizes the compensation paid to our non-employee directors for service on the Board during fiscal 2012:

2012 Director Compensation (1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)(3)	All Other Compensation ($)	Total

Mark Demilio	22,333	25,000	—	47,333
Creed Ford III	25,000	25,000	—	50,000
Robert Merritt	20,000	25,000	—	45,000
Michael O’Donnell	36,000	25,000	—	61,000
Karl Okamoto	32,000	25,000	—	57,000

(1)         Includes only directors who were non-employee directors at all times during fiscal 2012.

(2)         Each non-employee director is awarded common stock in the amount of $25,000 per year (pro rated for any partial year) pursuant to the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan. The value of the stock award includes the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Our accounting treatment for equity awards is set forth in our 2011 Consolidated Financial Statements as reported on Form 10-K.  As of the end of fiscal year 2012, there were no unvested stock awards and no stock option awards for non-employee directors outstanding.

(3)         On May 29, 2012, each of the non-employee directors was awarded 28,735 shares of our common stock, having a fair value of $0.87 per share on the award date, representing the annual non-employee director stock compensation.

Description of Non-Employee Director Compensation

The Nominating/Corporate Governance Committee and the Compensation Committee annually review the compensation of directors.  During 2012, directors who were not employees of the Company or any of its subsidiaries received compensation for their service on the Board and were eligible to participate in the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan (“Non-Employee Director SIP”), as described below.  Messrs. Ford, Merritt, O’Donnell and Okamoto were independent directors during fiscal 2012.  Mr. Demilio was an independent director until his appointment as Interim CEO on August 29, 2011 through December 31, 2011.  Under Nasdaq Rules, Mr. Demilio may still be considered independent since he is no longer serving as interim CEO and thus was eligible to participate in the Non-Employee Director SIP during fiscal 2012.  Stephen Edwards was an independent director until January 1, 2012 when he was appointed as Executive Chair of the Board.  As Chief Executive Officer and President of the Company, Carin Stutz was not compensated for serving as a director on the Board during fiscal 2012.

The Company paid the following cash compensation in quarterly payments during the 2012 fiscal year to its non-employee directors.  The Company awards the annual common stock grant on the day of our Annual Meeting of Stockholders.

Annual Board Retainer	$10,000
Annual Board Chair Retainer	$20,000
Annual Audit Committee Chair Retainer	$10,000
Annual Compensation Committee Chair Retainer	$ 5,000
Board Meeting In-Person Attendance Fees (per meeting)	$ 2,000
Board Meeting Telephonic Attendance Fees (per meeting)	$ 1,000
Annual Stock Grant	Value equal to $25,000

Directors are also reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan

The Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan, as approved at the 2004 Annual Meeting of Stockholders, provides for (i) automatic grants of shares of our common stock to non-employee directors and (ii) discretionary grants of non-qualified stock options and stock appreciation rights (“SARs”) to non-employee directors.  The Board has the discretionary authority to determine the eligibility of non-employee directors to receive stock options and SARs, the time or times at which the options or SARs may be exercised and whether all of the options or SARs may be exercised at one time or in increments.  Under the terms of the plan, each non-employee director annually receives an automatic grant of our common stock having a fair value of $25,000 at the time of the award.  A total of 250,000 shares of our common stock were reserved for issuance under the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan.  As of May 2009, all of the shares reserved for issuance under the plan were issued, and the grants to non-employee directors in May 2012 were made under the Così, Inc. 2005 Omnibus Long-Term Incentive Program, as amended.

Executive Chair of the Board

Pursuant to his Letter Agreement dated December 12, 2011, Stephen Edwards began serving as Executive Chair of the Board on January 1, 2012.  While serving as Executive Chair of the Board, Mr. Edwards is paid an annual base salary in the gross amount of $100,000, net of applicable withholding taxes and other applicable deductions, payable in bi-weekly installments in accordance with our payroll practices in effect from time to time. On January 1, 2012, Mr. Edwards was also awarded 100,000 shares of our common stock, which vested in equal quarterly installments at the end of each calendar quarter during calendar year 2012.  Mr. Edwards received an annual stock grant of our common stock equal to $25,000.  He was also paid for any Board meetings attended at the rate of $2,000 per meeting for in-person meetings and $1,000 for teleconference meetings, and he was also reimbursed for out-of-pocket expenses incurred in connection with his service as a director.  Mr. Edwards’ appointment as Executive Chair was extended through calendar year 2013, on the same terms, pursuant to his Letter Agreement dated January 25, 2013, effective as of January 1, 2013.

I.                      PROPOSAL NUMBER ONE - ELECTION OF DIRECTORS

Our By-laws provide that our Board will consist of not less than three members, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of all directors of the Company, with the members to be divided into three classes. The number of directors of the Company is presently fixed at eight.  Directors in each class are elected for staggered three-year terms.

In November 2008, a director resigned from the Board, resulting in a vacancy in the class of directors whose terms expire in 2014, which vacancy has not yet been filled.

Consequently, the Board currently consists of seven directors.  Proxies may not be voted for a greater number of persons than the number of nominees named.

The terms of Mark Demilio, Creed Ford, III, and Carin Stutz expire this year. Mr. Demilio and Ms. Stutz have been nominated by the Board for a term of three years expiring at the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Mr. Demilio and Ms. Stutz are presently directors of the Company and each has consented to be named as a nominee and to serve as a director if elected. Should Mr. Demilio or Ms. Stutz be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the Board may recommend.  Management does not anticipate that such an event will occur.

Mr. Ford has elected not to stand for re-election at the 2013 Annual Meeting of Stockholders on May 8, 2013.  The Board thanks Mr. Ford for his many years of service and his extensive contributions to the Board.  He has provided valuable guidance and relevant industry expertise throughout the evolution of the brand.

Our Board recommends a vote FOR the election of the nominees named above.

Information about the Nominees, the Continuing Directors and the Executive Officers

The table below sets forth the names and ages of the directors, including the nominees, and the current executive officers of the Company, as well as the positions and offices held by such individuals.  A summary of the background and experience of each of these individuals is set forth below the table.

Name	Age	Position(s) with Così, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2013:

Mark Demilio	56	Director
Creed L. Ford, III	59	Director
Carin Stutz	56	Chief Executive Officer and President, Director

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2014:

Stephen Edwards	49	Executive Chair and Director
Robert Merritt	59	Director

CONTINUING DIRECTORS WHOSE TERM EXPIRES IN 2015

Michael O’Donnell	57	Director
Karl Okamoto	50	Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:

William Koziel	54	Chief Financial Officer, Secretary and Treasurer
Vicki Baue	53	Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer, Assistant Secretary and Interim VP Human Resources
John Gohde	59	Vice President of Development

DIRECTORS WHOSE TERMS EXPIRES IN 2013

Mark Demilio, Director.  Mr. Demilio has been a member of our Board since April 2004.  He served as Chair of the Audit Committee of the Board from August 2004 until March 2010 and as Chair of the Board from March 2010 to December 31, 2011.  Mr. Demilio was appointed as Interim CEO of the Company from August 29, 2011 through December 31, 2011.  He also serves as a member of the board of directors and chairman of the audit committee of Restoration Hardware, a publicly-held retailer of high quality furniture, lighting, textiles, hardware and other household goods, positions he has held since October 2009.  From December 2000 until his retirement at the end of October 2008, Mr. Demilio served as the Chief Financial Officer of Magellan Health Services, Inc., a $2.6 billion publicly-traded managed specialty healthcare company that manages the delivery of behavioral healthcare treatment services, specialty pharmaceuticals and radiology services.  He also served as General Counsel of that company from July 1999 to October 2001 and from March 2004 to January 2005. Prior to joining Magellan Health Services, Inc., Mr. Demilio was with Youth Services International, Inc., a publicly-traded company that managed residential treatment centers for behaviorally troubled youth and behavioral treatment programs in juvenile correction facilities, serving as Executive Vice President, Business Development and General Counsel from March 1997 to March 1999 and as Chief Financial Officer from June 1998 to March 1999.  Prior thereto, Mr. Demilio was a partner with Miles & Stockbridge, a Baltimore, Maryland-based law firm. Mr. Demilio has also been a financial analyst for CareFirst BlueCross BlueShield of Maryland and a certified public accountant with Arthur Andersen. Mr. Demilio holds a Juris Doctor degree from the University of Maryland School of Law and a Bachelors of Science degree in Accounting from Villanova University.  He was a principal officer of Magellan Health Services, Inc. and 88 of its affiliates which commenced a case on March 11, 2003 under Chapter 11 of Title 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York.  These companies successfully emerged from Chapter 11 on January 5, 2004.

Key Attributes, Experience and Skills

Through his experience as a chief financial officer and as a general counsel of public companies, as well as his experience as a board member of another publicly-held retail company, Mr. Demilio brings extensive executive leadership and business experience to the Board.  That experience, along with his training and background as a certified public accountant, his experience as a corporate and securities lawyer representing public and private companies, and his services as chair of our Audit Committee and the audit committee of another publicly-held retail company, provides financial and legal perspectives on our business as well as financial expertise to the Board.

Carin Stutz, Chief Executive Officer and President, Director.  As of January 1, 2012, Ms. Stutz was appointed Chief Executive Officer, President and director of the Company.  Prior to joining the Company, she served as President of Global Business Development at Brinker International, Inc. from December 2010 through December 2011.  Previously, Ms. Stutz served as Senior Vice President of Strategic Operations of Brinker International, Inc. from December 2009 to December 2010, and as Senior Vice President and Chief Operations Officer for Global Business Development of Brinker International, Inc. from June 2009 to December 2009.  Prior to joining Brinker International, Inc., Ms. Stutz was employed by Applebee’s International, Inc. from 1999 to 2007, serving in various roles, most recently as Executive Vice President of Operations from January 2005 to November 2007.  Previously, Ms. Stutz was Division Vice President with Wendy’s International, Inc., Regional Operations Vice President for Sodexho, USA, and Vice President of Corporate Operations for NutriSystem, Inc. Prior to 1990, Ms. Stutz was employed for 12 years with Wendy’s International, Inc.  Ms. Stutz is a member of the Women’s Foodservice Forum, serving in various leadership roles, most recently as Chair of the Executive Committee.  Ms. Stutz holds a Bachelor of Science degree from Western Illinois University and a Master of Business Administration degree from Mid American Nazarene University.

Key Attributes, Experience and Skills

As a result of Ms. Stutz’ 35 years of experience in the restaurant industry and having held leadership positions at several industry-leading companies, Ms. Stutz brings extensive industry-specific operations knowledge, strong leadership, and innovative strategic brand-building experience to the Company.  Ms. Stutz’ service as CEO and President and as a director on the Board creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefit of management’s perspectives on the business.  In addition, having the CEO and President on our Board provides our Company with decisive and effective leadership.  As a result of Ms. Stutz’ leadership experience in both domestic and global operations and business development, Ms. Stutz also brings extensive business, operating and franchise knowledge to the Board.  In addition, Ms. Stutz brings her strategic vision for our Company to the Board.

CONTINUING DIRECTORS

Michael O’Donnell, Director.  Mr. O’Donnell has been a member of our Board since March 2006.   He also serves as a member of the Board of Trustees of Rollins College, and as a director of Ruth’s Hospitality Group and of Logan’s Roadhouse, Inc.  Since August 2008, Mr. O’Donnell has served as President and Chief Executive Officer of Ruth’s Hospitality Group, Inc., and he has served as Chair of their board since October 2010.  From March 2005 until the consummation of our merger in October 2007, he served as Chair of the Board, President and Chief Executive Officer of Champps Entertainment, Inc.  From September 2003 until March 2005, he served as Chief Executive Officer and President and as a Director of Sbarro, Inc.  From August 1998 through October 2002, he served in various executive capacities with Outback Steakhouse, Inc., including as President and Chief Executive Officer of New Business.   From 1995 to 1998, Mr. O’Donnell was President, Chief Operating Officer and a partner of Ale House Restaurants, Inc.  He graduated from Rollins College in 1978.

Key Attributes, Experience and Skills

As a result of Mr. O’Donnell’s long tenure as a chief executive officer and director of public companies in the restaurant industry, he provides valuable industry-specific business knowledge and executive leadership experience as well as insights into driving strategic direction.  In addition, Mr. O’Donnell brings financial expertise to the board, including through his service on the audit committee of another public restaurant company, as well as ours.

Karl Okamoto, Director.  Mr. Okamoto has been a member of our Board since December 2007.  He also served as a director and chairman of the compensation committee of Champps Entertainment, Inc.  Since July 2007, Mr. Okamoto has been serving as Director of the Program in Business & Entrepreneurship Law and as a Professor of Law at Drexel University’s Earle Mack School of Law in Philadelphia, Pennsylvania.  He is also the Chief Executive Officer of ApprenNet LLC, an online education company he founded in June 2011.  From January 2007 through June 2007, he served as a consultant to Drexel University’s Earle Mack School of Law, and from February 2004 to August 2006, he served as a Senior Managing Director of Atticus Capital LP.  Prior to that, he served as an independent consultant to Soros Fund Management from October 2001 to October 2003.   Mr. Okamoto received his B.A. in 1982 and his J.D. in 1985 from Columbia University.

Key Attributes, Experience and Skills

Mr. Okamoto brings to our Board strong leadership and legal experience, along with an understanding of business strategy.  His experience as a professor, consultant and investment fund manager provides additional perspectives on our business as well as a broad knowledge of public companies, corporate governance, executive compensation and risk management.  Through his experience, he also brings to our Board financial expertise.

Robert S. Merritt, Director.  Mr. Merritt has been serving as a member of our Board since October 2005 and served as Chair of the Board from November 4, 2008 until March 9, 2010.  Since October, 2009, he has also served as a director of Ruth’s Hospitality Group, Inc.  From March 12, 2007 to September 15, 2007, Mr. Merritt served as our Interim Chief Executive Officer and President, while continuing to serve as a director of the Company.  Since July 2012,

Mr. Merritt has served as the CEO and President of Benjamin Moore & Co.  Mr. Merritt retired from Outback Steakhouse, Inc. in April 2005, where he served as Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary since February 1991, and served as Vice President and Chief Financial Officer from January 1990 to February 1991.  Mr. Merritt also served as a member of the board of directors of Outback Steakhouse, Inc. and each of it subsidiaries and affiliates from 1991 to his retirement in 2005.  From 1988 to 1989, he served as Executive Vice President of Administration and Chief Financial Officer of JB’s Restaurants, Inc., a restaurant operator.  From 1985 to 1988, he was Vice President of Finance for JB’s Restaurants.  From 1981 to 1985, Mr. Merritt was employed by Vie de France Corporation, a restaurant and specialty baking company, as Vice President of Finance and Accounting and Chief Financial Officer.  He received his B.B.A. in Accounting from George Washington University.

Key Attributes, Experience and Skills

Through his many years of experience as a chief financial officer of publicly-traded and privately-held companies in the restaurant industry, along with his experience as a board member of another public company, Mr. Merritt brings extensive public company financial expertise, executive leadership and industry-specific experience to the Board.  That experience, along with having served as our interim President and Chief Executive Officer, provides important perspectives to the Board on the issues facing our Company.

Stephen Edwards, Executive Chair and Director.  Mr. Edwards joined our Board in October 2011, and on January 1, 2012, began serving as the Executive Chair of our Board.   Mr. Edwards is currently a managing member of Edwards Capital Management LLC, a private investment company.  From July 2002 to January 2009, Mr. Edwards served as a Senior Managing Director of Atticus Capital LLC, a private partnership investing globally in public equity securities.  From January 2003 to February 2006, Mr. Edwards also served as a founding partner and portfolio manager of Atticus Opportunity Fund, Ltd., a private partnership investing in distressed assets.  Prior to that time, Mr. Edwards served as a Senior Managing Director of Bruckmann, Rosser, Sherrill & Co., LLC, a middle market leveraged buyout fund. He has previously served on the Boards of Directors of Kemet Corporation, Smith Alarm Holdings, Town Sports International Holdings, Au Bon Pain Inc, Windy Hill Pet Food Company Inc, Unwired Plc, Anvil Holdings, and Champps Entertainment Inc. (NASDAQ: CMPP). Mr. Edwards holds a B.A. degree in Economics from Yale University and an M.B.A from Harvard Business School.

Key Attributes, Experience and Skills

Through his prior business and board experience, Mr. Edwards brings to our Board strong executive leadership, financial expertise, and an understanding of business strategy.  His experience as a consultant and investment fund manager provides additional perspectives on our business as well as a broad knowledge of public companies and equity markets.  Additionally, Mr. Edwards has broad corporate governance experience from his service on the boards of other public and private companies.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

William Koziel, Chief Financial Officer, Secretary and Treasurer.  William Koziel was appointed Chief Financial Officer, Secretary and Treasurer of the Company in August 2005 and was Controller from August 2004 until August 2005.  He has over 20 years of executive finance and accounting experience in the retail industry, more than 10 of which have been with publicly-traded companies.  From January 2002 to July 2004, Mr. Koziel served as Vice President Controller of Galyan’s Sporting Goods, Inc., a $700 million publicly-traded sporting goods retailer.  Prior to joining Galyan’s, Mr. Koziel served as Vice President Controller of Homelife Corporation, a $600 million furniture retailer, from July 1999 to January 2002.  From 1998 to June 1999, he served as Vice President Finance for Futorian Furnishings, a $200 million furniture manufacturer.  From 1995 to December 1998, Mr. Koziel served as Chief Financial Officer of Evans, Inc., a $150 million publicly-traded specialty retailer.  He received a Masters of Business Administration from De Paul University in 1992 and a Bachelor of Science in Accounting from De Paul University in 1980.  Mr. Koziel successfully achieved accreditation as a certified public accountant in 1981.

Vicki Baue, Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer, Assistant Secretary and Interim VP of Human Resources.  Ms. Baue was appointed Vice President and General Counsel in February 2007 and was General Counsel from September 2004 until February 2007.  Ms. Baue also serves as our Chief Legal Officer and Chief Compliance Officer and as Assistant Secretary.  Since July 28, 2012, Ms. Baue has also been serving as our Interim Vice President Human Resources.  From August 1998 to April 2004, Ms. Baue was an associate in the Corporate and Securities practice group in the Chicago, Illinois, office of Piper Rudnick, LLP (n/k/a DLA Piper US LLP) where her practice focused on Mergers and Acquisitions and General Corporate.  From 1988 to August 1998, Ms. Baue was employed by Creative Expressions Group, Inc., an international manufacturer and distributor of paper party goods, where she was Director of Process Improvements and responsible for legal affairs and business results from 1997 to 1998, a member of the senior leadership team, and Manager of Customer Services, Credit and Support Services from 1988-1997.  Ms. Baue received a Juris Doctor degree from the University of Indiana School of Law in 1997 and a Bachelors of Science degree in Human Resources Management from the University of Alabama in 1980.  She was admitted to the Indiana Bar in 1997 and the Illinois Bar in 1998.

John Gohde, Vice President of Development.  Mr. Gohde was appointed Vice President of Development by the Company in June 2011.  From March 2010 to June 2011, he held the position of Vice President — Automotive Franchise at Sears Holding Corporation.  Prior to that, he served as President, CEO, Executive Board Member and Board Consultant to Knowledge Points Inc. and Knowledge Points Development Corporation from January 2005 to January 2010.  Mr. Gohde attended Michigan State University where he majored in Business Administration and he attended the Executive Education Program at the University of Michigan where he received a Certificate in Business Management in 1982.

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee have been appointed by the Board. The Audit Committee is governed by a charter that has been approved and adopted by the Board and which is reviewed and reassessed annually by the Audit Committee. The Audit Committee Charter can be found in the Investor/Corporate Governance section of the Così website at www.getcosi.com.  The Audit Committee is comprised of three independent directors.

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) our systems of internal controls regarding finance, accounting, legal compliance, and ethics, and (iii) our auditing, accounting and financial reporting processes generally.

Management is solely responsible for the preparation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America. The independent registered public accounting firm is accountable to the Board and the Audit Committee.  The Audit Committee has the authority and responsibility to retain and terminate our independent registered public accounting firm, and exercised this authority by retaining BDO USA, LLP.

To fulfill our responsibilities, we did the following:

•                  We reviewed and discussed with Così management and BDO USA, LLP, Così’s consolidated financial statements for the fiscal year ended December 31, 2012.

•                  We reviewed management’s representations to us that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

•                  We discussed with management Così’s internal controls and procedures and disclosure controls and procedures relating to financial and other matters.

•                  We discussed with BDO USA, LLP the matters that Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional

Standards, Vol. 1 AU Section 380) and as adopted by the PCAOB in Rule 3200T require them to discuss with us, including matters related to the conduct of the audit of Così’s consolidated financial statements.

•                  We received written disclosures and the letter from BDO USA, LLP required by PCAOB Rule 3520 relating to their independence from Così, and we have discussed with BDO USA, LLP, their independence from Così.

•                  We considered whether BDO USA, LLP’s provision of non-audit services to Così is compatible with maintaining their independence from Così.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with PCAOB standards or that our independent registered public accounting firm is in fact “independent”.

Based upon these reviews and discussions described in this report, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Respectfully submitted,
The Audit Committee

Michael O’Donnell, Chair
Creed L. Ford, III
Karl Okamoto

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) with management and, based upon such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in our 2013 Proxy Statement.

Respectfully submitted,
The Compensation Committee

Karl Okamoto (Chair)
Michael O’Donnell

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information on our compensation objectives and philosophy, the components of our compensation program and the reasons we provide each component.  We also discuss how we determine targeted compensation and the basis of our pay decisions for the executive officers of the Company, including the amounts paid to the named executive officers included in the “Summary Compensation Table”.

Executive Summary

The Compensation Committee of the Board, with recommendations by our Chief Executive Officer, is responsible for determining the compensation of the executive officers and administering the plans in which the executive officers, the directors and our other employees participate.  The goal of our compensation program is to attract, motivate and retain talented individuals to help Così attain our business goals and objectives.  Così is committed to achieving long-term sustainable growth and increasing stockholder value.  Our compensation programs for executive officers are designed to maintain these commitments and to encourage strong financial performance on an annual and long-term basis by using appropriate compensation structures and sound pay practices, without creating undue stockholder risk.

The principal elements of the total compensation for the Chief Executive Officer and other named executive officers are annual base salary, annual cash incentive compensation, and long-term equity-based compensation consisting of restricted stock units and restricted stock, as well as limited benefits and perquisites.

Oversight of the Executive Compensation Program

Role of the Compensation Committee.  The Compensation Committee acts pursuant to a written charter and is comprised entirely of independent directors.  The Compensation Committee has overall authority for approving and evaluating the director and officer compensation plans, policies and programs of the Company.  Pursuant to its charter, the Compensation Committee has authority and responsibility to:

•                  annually review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluate the Chief Executive Officer’s performance in light of those goals and objectives;

•                  annually review the compensation of all directors, officers and other key executives, including incentive-compensation and equity-based plans;

•                  annually review and approve, for the Chief Executive Officer and senior executives of the Company, the annual base salary level, the annual incentive opportunity level, the long-term incentive opportunity level, employment agreements, severance arrangements and change in control agreements / provisions, in each case as, when and if appropriate, and any special or supplemental benefits;

•                  determine the shares, options and other awards under our stock incentive plans; and

•                  retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or senior executive compensation and to obtain advice and assistance from internal or external legal, accounting or other advisors.

Discussions regarding the compensation of the Chief Executive Officer occur during executive sessions when only Compensation Committee members are present.  The Compensation Committee’s complete charter is available at our web site at www.getcosi.com.

Role of the Chief Executive Officer and Others in Compensation Decisions.  The Chief Executive Officer discusses the performance of the executive officers with the Compensation Committee on an annual basis and provides her recommendations on compensation actions for other executive officers.  Additionally, the Chief Executive Officer provides her perspective and recommendations to the Compensation Committee on compensation and benefit plan design and strategies, financial goals and criteria for the annual cash incentives and the amount of long-term equity-based compensation.  Our Chief Executive Officer does not provide input or recommendations with regard to her own pay.  The Compensation Committee reviews and discusses pay decisions related to the Chief Executive Officer in executive session without the Chief Executive Officer and other members of management present.

At the request of the Chief Executive Officer and the Compensation Committee, the Vice President of Human Resources from time to time performs a review of competitive compensation practices for executive officer positions and, based on that assessment, provides data and advice regarding compensation for new executives, new positions, promotions and salary adjustments, using data obtained from a variety of sources, including the Chain Restaurant Compensation Association’s annual compensation survey by The Hay Group, other industry surveys, executive recruiters and on-line Human Resources and recruiting resources, in order to provide a general understanding of current compensation practices within the industry.

Role of the Independent Compensation Consultant.  To assist the Compensation Committee with its responsibilities, the Compensation Committee has sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or senior executive compensation and has sole authority to approve the consultant’s fees and other retention terms.  The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.  In 2012, the Compensation Committee did not engage any third-party compensation consultants.

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy, reviewed annually by the Compensation Committee, is to provide competitive levels of compensation that integrate pay with our short-term and long-term performance goals, reward corporate performance and recognize individual initiative and achievement.

Although the Compensation Committee does not engage in benchmarking, the Compensation Committee believes that it is appropriate to pay the executive officers cash and equity-based compensation that is generally competitive in the restaurant industry.  The guiding principle in the design and administration of our compensation program is built on this philosophy and serves the following objectives:

•                  attract and retain highly talented and skilled executives to establish and execute our strategies and reward appropriately those executive officers who contribute to our success;

•                  align executive officer compensation with our short-term and long-term operational and financial performance; and

•                  motivate executive officers to achieve our business objectives.

Components and Analysis of Total Compensation

Our direct compensation program for executive officers, including a portion that is at risk, consists of the following elements:

•                  base salary, with annual discretionary increases, to provide a fixed amount of cash compensation linked to the executive officer’s role and contribution to the Company;

•                  annual cash incentive compensation, which is at-risk cash compensation, to focus attention on the key business drivers for the year and linked to our and the individual’s performances;

•                  long-term equity-based compensation, currently in the form of restricted stock and restricted stock units (but which may in the future include stock options and performance shares), to encourage executives to focus on the long-term growth and profitability of the Company and align their interests with those of our stockholders in order to increase stockholder value; and

•                  limited benefits and perquisites, which are also generally available to all of our full-time employees.

Our compensation program is designed to provide an appropriate balance between annual and long-term performance of the Company, as well as between fixed and variable (“at-risk”) compensation.  Each of these elements of pay is described below.

Base Salary.  The annual base salary for executive officers is determined relative to job scope and responsibilities, past and current contributions, compensation for similar positions within the Company, time in position, the critical nature of the role to the Company and the difficulty of replacing the executive, and individual factors such as unique skills, expertise, demand in the labor market, and longer-term development and succession plans.  Individual performance is measured by what is achieved (results) as well as how it is achieved (behaviors).

Executive officers’ salaries are reviewed annually after the end of each fiscal year, typically in February.  In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial and operating performance of the Company when considering salary adjustments.  Also, increases are aligned with our merit-increase targets for the year.  The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of these officers.

The Compensation Committee reviewed our financial and operating performance in 2012 as compared to our internal business plan and the various operating and financial targets that management of the Company had set for themselves in 2012, as well as overall salary trends in the industry.  In March 2013, the Compensation Committee determined that, given our fiscal 2012 financial and operating results as compared to our internal business plan and management’s various targets and overall industry salary trends, no increases to base salaries were approved for the named executive officers for 2013.  Thus, none of our named executive officers will receive a salary increase in fiscal 2013.

Annual Cash Incentive Compensation.  Annual cash incentive compensation is based upon achievement of our annual financial and operating goals and each executive officer’s level of achievement against his or her individual financial, operational and strategic performance goals, including various quantitative and qualitative performance criteria for executive officers, with payouts ranging from 0% to 100% of the targeted payouts for each executive, which range from 30% to 100% of the executive’s base salary, in accordance with the executive’s employment agreement or offer letter.  The performance goals have been linked to our total revenue, comparable Company-owned restaurant sales growth, operating income, periodic cash position, franchise unit and sales growth, earnings before interest, taxes, depreciation and amortization (EBITDA) performance and strategic objectives which are part of our internal long-range business plan, generally excluding the effects of extraordinary, unusual or infrequently occurring events or changes in accounting principles.  These performance goals have been selected because they are important indicators of increased stockholder value.  However, even though the performance goals have been linked to our internal business plan, the Compensation Committee has not relied solely upon predetermined formulas or a limited set of criteria in evaluating the performance of the executive officers.  These decisions have typically included subjective judgments, based upon a number of factors relating to an individual executive’s performance.

For fiscal 2012, the Compensation Committee reviewed our financial and operating performance as compared to our internal business plan and the various operating and financial targets management of the Company had set for themselves for 2012.  In March 2013, although we did not achieve our 2012 financial and operating results as compared to its internal business plan and the various operating and financial targets set by management, the Compensation Committee recommended, subject to approval by the full Board, that discretionary cash incentive compensation be paid to certain named executive officers in respect of fiscal year 2012, as follows:  William Koziel in the amount of $25,000 and Vicki Baue in the amount of $25,000.  Such grants shall not be effective unless and until approved by the full Board.

Long-Term Equity-Based Compensation.  The Company strongly believes that equity ownership by executive officers creates incentive to build stockholder value and align the interests of executive officers with the stockholders.  The Compensation Committee believes that awards of restricted stock or restricted stock units under our stock incentive plans remain an effective instrument to achieve this goal.  Grants of restricted stock or restricted stock units facilitate ownership in the Company and serve to retain executive officers since the awards have multi-year vesting schedules.

Under the Omnibus Plan, the Company may provide long-term equity incentives in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and any other stock awards that may be payable in shares, cash, other securities or any other form of property as may be determined by the Compensation Committee.  Annually in March, beginning in 2005, the Company has awarded long-term equity-based compensation, which until 2013 has been in the form of restricted stock or restricted stock units, to executive officers, based on an evaluation of our financial and operating performance and their individual performances in the prior year.

Under the Omnibus Plan, restricted stock awards and restricted stock units typically vest 20% on the date of grant and 20% annually on each anniversary of the grant date over the next four years provided that the executive officer is continuously employed by the Company through each such date.  Previously awarded but unvested shares of restricted stock and restricted stock units are forfeited and cancelled on the date of termination if an executive officer’s employment with the Company is terminated (other than due to a change in control) and subject to the specific terms of his or her employment agreement.

Long-term equity-based incentive award targets vary based upon each executive officer’s employment agreement or offer letter and consistent with similar positions within the Company.  Actual awards are determined based upon the Company achieving its annual financial and operating goals and executives achieving their individual performance goals.

In determining whether to grant long-term equity incentive awards each year, the Compensation Committee and the Board may consider a number of factors.  In addition to our financial performance and the individual performance of the eligible executive officers, the Compensation Committee considers, among other factors, the prevailing stock price and the consequent dilution that would result from any awards, the existing equity holdings of the eligible executives from prior award grants and the remaining availability under our stock incentive plans, among other factors.  In March 2013, based on its consideration of these factors, among other factors, the Compensation Committee recommended, subject to approval by the full Board, that discretionary long-term equity incentive awards in the form of non-qualified stock options be awarded to certain named executive officers in respect of fiscal year 2012, as follows:  William Koziel 25,000 stock options, and Vicki Baue 25,000 stock options, with each award vesting 20% on the date of grant and 20% annually on each anniversary of the grant date over the next four years provided that the executive officer is continuously employed by the Company through each such date.

Company’s Policy on Timing of Long-Term Equity-Based Incentive Compensation.  Since May 2005, the Company has awarded long-term equity compensation in the form of restricted stock and restricted stock units, but, until March 2013, has not awarded stock options since that date.  The annual award date is typically the end of March, on a date that customarily falls between our regularly-scheduled Board and Compensation Committee meetings in the first quarter and the disclosure of our fiscal year-end financial results.

Other Compensation and Benefits

The Compensation Committee oversees the design, implementation and administration of the Company-wide benefit programs.  The Company periodically reviews the cost and prevalence of these programs to ensure these programs are in line with competitive practices and warranted, based upon the business need and contributions of the executive officers.

Health and Welfare Benefits.  Health and welfare benefits are an important component of the total compensation package and are commonplace among similarly-sized companies in the restaurant industry and generally available to other employees in the Company.  We provide both Company-subsidized and voluntary benefit programs to our employees that generally include medical, dental, life insurance and disability coverage.

401(k) Plan.  Our 401(k) Plan allows employees to invest funds on a pre-tax basis for their retirement.  The Company matches employee contributions to our 401(k) plan (at a 50% rate up to 4% of an employee’s pay, but not in excess of 20% of gross pay).  Employees must be employed by the Company for ninety days to be eligible to participate in the plan, and all employees are eligible to participate on the same terms.  The Company matching contributions vest after one year of employment.

Compensation of Executive Chair

Effective as of January 1, 2012 and continuing through fiscal year 2013, Stephen Edwards was appointed Executive Chair of our Board.  The terms of Mr. Edwards’ employment agreement are described below in the section captioned “Executive Agreements” and the compensation costs for fiscal 2012 are included below in the table captioned “Summary Compensation”.

Compensation of Chief Executive Officer

Effective as of January 1, 2012, after a thorough and comprehensive review, our Board, at the recommendation of the special search committee of the Board, appointed Carin Stutz as our Chief Executive Officer and President and as a director on the Board.

Consistent with our executive compensation philosophy and objectives described above, the search committee of the Board, with assistance from the Compensation Committee and the third-party executive recruiting firm, considered various factors in determining Ms. Stutz’ total compensation package, including job scope and responsibilities, our short-term and long-term objectives, and individual factors such as the critical nature of the role to the Company, unique skills, and achievements and contributions in past positions. Ms. Stutz’ skills, experience and capabilities are consistent with the needs of the Company and the position, and the total compensation package is consistent with the targeted compensation package.  The terms of her employment agreement are described below in the section captioned “Executive Agreements” and the compensation costs for fiscal 2012 are included below in the table captioned “Summary Compensation”.

In March 2013, for the reasons discussed above in the section captioned “Base Salary”, the Compensation Committee did not approve any salary increase for Ms. Stutz in fiscal 2013.  Thus, our Chief Executive Officer did not receive a salary increase in fiscal 2013.

Also consistent with the reasons discussed above it the sections captioned “Annual Cash Incentive Compensation” and “Long-Term Equity-Based Compensation”, in March 2013, no cash incentive compensation was paid to Ms. Stutz, and the Compensation Committee did not award stock to Ms. Stutz, in respect to fiscal year 2012.

Tax Information

The Company has considered the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which restricts the deductibility of compensation paid to each of the Chief Executive Officer and next three most highly compensated executive officers at the end of any fiscal year (other than the Chief Financial Officer) to the extent such compensation exceeds $1 million in any year and does not otherwise qualify for an exception. Our deduction for executive compensation provided during 2012 was not limited by Section 162(m).  To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible.  In the future, the Compensation Committee will continue to monitor the deductibility of its executive compensation.

Stock Ownership Requirements

Under the terms of her employment agreement, Ms. Stutz will retain, and will not transfer, at least 50% of the restricted stock granted to her with respect to which the restrictions on transfer, sale or assignment may have lapsed, unless otherwise approved by the independent directors.  Except for Ms. Stutz, the Company does not currently require named executive officers or other executive officers of the Company to acquire or hold a specified number of shares of Company common stock.  The Company encourages named executive officers and other executive officers of the Company to retain the shares of stock awarded under our stock incentive plans, including any shares received upon the exercise of stock options.  However, the Company does permit executive officers and other management employees of the Company to sell a portion of their vested shares for payment of taxes and exercise costs, personal or family emergencies, or special purposes, such as purchasing a home, college tuition for children, financial and estate planning, or other similar purposes.

Change-In-Control Arrangements

Stock Incentive Plans

In accordance with our stock incentive plans, in the event of a change in control of the Company, all unvested stock options, shares of restricted stock and restricted stock units previously awarded to the executive officers (and all other employees) would automatically become fully vested.

Carin Stutz, Chief Executive Officer and President

Effective as of January 1, 2012, the Company entered into an employment agreement with Carin Stutz, Chief Executive Officer and President, which provides for certain additional benefits if her employment is terminated without “cause” following a “change in control” of the Company.  This agreement is intended to provide for continuity of management in the event of a “change in control”.  The agreement does not provide for severance payments solely upon a “change in control”.

The terms of Ms. Stutz’ employment agreement are described below in the narrative following the “Summary Compensation Table”.  The estimated payments and benefits to Ms. Stutz following termination of her employment without “cause” following a “change in control” of the Company, as determined as of December 31, 2012, are included below in the compensation table captioned “Estimated Payments and Benefits Following a Change in Control”.

Other Executive Officers

In December 2008, the Company entered into Change in Control Severance Agreements with Mr. Koziel, our Chief Financial Officer, Secretary and Treasurer, and Ms. Baue, Vice President and General Counsel, Chief Compliance Officer, Chief Legal Officer, Assistant Secretary and Interim VP of Human Resources, which provide for certain payments and benefits if their employment is terminated without “cause” following a “change in control” of the Company.  These agreements are intended to provide for continuity of management in the event of a “change in control”.  These agreements do not provide for severance payments solely upon a “change in control”.  The Compensation Committee believed it was appropriate to enter into these agreements due to the review of strategic alternatives announced in November 2008.

The terms of their Change in Control Severance Agreements are described below in the narrative following the “Summary Compensation Table”.  The estimated payments and benefits to the named executive officers following termination of their employment without “cause” after a “change in control” of the Company, as determined as of December 31, 2012, are included below in the compensation table captioned “Estimated Payments and Benefits Following a Change in

Control”.

EXECUTIVE COMPENSATION TABLES AND OTHER INFORMATION

The following table summarizes compensation awarded to, earned by, or paid by the Company to its named executive officers for each of the last three completed fiscal years and two additional individuals who would have been included in this summary but for the fact that they were not serving as executive officers of the Company as of December 31, 2012.

Summary Compensation Table

Name	Year	Salary ($)	Stock Awards ($) (1)		Options Awards ($)	Non- Equity Incentive Plan Compensation	All Other Compensation (2)	Grand Total

Stephen Edwards, Executive Chair (3)	2012	100,000	—	(4)	—	—	36,000	208,508
	2011	—	—		—	—	22,556	22,556

Carin Stutz, CEO & President (5)	2012	460,000	142,000	(6)	—	—	128,512	730,512
	2011	—	—		—	—	—	—

William Koziel, CFO, Secretary & Treasurer	2012	261,500	17,005		—	—	26,102	304,607
	2011	261,500	19,180		—	—	4,425	285,105
	2010	257,980	89,371		—	—	—	347,351

Vicki Baue, VP & General Counsel, CCO, & Ass’t Secretary (CLO)	2012	205,000	6,910		—	—	13,747	225,657
	2011	205,000	7,998		—	—	2,602	215,600
	2010	202,240	16,243		—	—	—	218,483

John Gohde, VP of Development	2012	180,000	—				11,359	191,359
	2011	97,615	—		—	—	—	97,615

Becky Iliff, VP of People (7)	2012	112,644	2,030		—	—	8,563	123,237
	2011	195,250	10,731		—	—	3,528	209,509
	2010	192,622	8,122		—	—	—	200,744

(1)         The amount in this column represents the aggregate grant date fair value computed in accordance with FASB

ASC Topic 718 for restricted stock and restricted stock unit awards granted during the fiscal year. The fair value of these awards has been determined based on the assumptions set forth in our Note on “Stock-Based Employee Compensation” included in our Consolidated Financial Statements as reported on Form 10-K.  Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables.

(2)         The amounts in this column are comprised of the items set forth below in the table captioned “All Other Compensation”.

(3)         Stephen Edwards was appointed Executive Chair of our Board effective as of January 1, 2012.  Pursuant to his employment agreement, effective as of January 1, 2012, (a) he was paid an annualized base salary in the gross amount of $100,000, payable in accordance with our payroll practices, and (b) he received, as a long-term incentive, 100,000 restricted shares of our common stock, which vested 25% on each of March 31, 2012, June 30, 2012, September 30, 2012, and December 31, 2012, so long as Mr. Edwards remained continuously employed by the Company through the vesting date.  Additionally, Mr. Edwards received board fees and an annual stock award for his service on our Board, as more fully described below in the table captioned “Other Compensation”.

(4)         Does not include 100,000 shares of restricted common stock granted to Stephen Edwards on January 1, 2012, having a fair market value of $0.71 per share on the award date (which vested in 4 equal quarterly installments in fiscal 2012), representing annual compensation received by Mr. Edwards for fiscal year 2012 but granted in fiscal year 2011.

(5)         Carin Stutz was appointed Chief Executive Officer and President effective as of January 1, 2012.  Pursuant to her employment agreement, effective as of January 1, 2012, (a) she was paid an annualized base salary in the gross amount of $460,000, payable in accordance with our payroll practices, and (b) she received, as a long-term incentive, 1,000,000 restricted shares of our common stock, which will vest in 5 equal annual installments commencing on the first anniversary of employment so long as Ms. Stutz remains continuously employed by the Company through each such vesting date and specified price targets (as adjusted for stock splits or similar events) of $1.25, 2.00, 2.75, 3.50 and $4.50 for our common stock are achieved for a period of 30 consecutive days.  So long as the time vesting condition has been satisfied, the market vesting condition may be satisfied at any time provided Ms. Stutz remains continuously employed by the Company through and including the vesting date.

(6)         This amount represents the 2012 amortized portion of Ms. Stutz’s initial stock grant on January 1, 2012, which occurred in fiscal year 2011.  The specified price target was not met during fiscal year 2012, and no shares vested during fiscal year 2012.

(7)         Becky Iliff voluntarily resigned her employment and all offices and positions with the Company on July 27, 2012.  In accordance with the terms of our Omnibus Plan under which her restricted stock was granted, Ms. Iliff’s unvested shares of restricted stock (17,400 shares) were forfeited and cancelled on the effective date of the termination of her employment.

The table set forth below lists the elements of “All Other Compensation” included in the Summary Compensation Table above:

All Other Compensation

Name	Fiscal Year	Health Insurance Premiums ($)	Employer’s Contribution to the Company’s Savings Plan ($)(a)	Board Compensation	Relocation ($)	Total ($)

Stephen Edwards (b)	2012	1,508	—	36,000	—	37,508

Carin Stutz	2012	11,359	—	—	117,154	128,512

William Koziel	2012	21,476	4,627	—	—	26,102

Vicki Baue	2012	10,051	3,696	—	—	13,747

John Gohde	2012	11,359	—	—	—	11,359

Becky Iliff	2012	6,135	2,428	—	—	8,563

(a)         Named executive officers are eligible to participate in our 401(k) plan at the same rate that all other full-time employees are eligible to participate.

(b)      Stephen Edwards began serving as Executive Chair of the Board on January 1, 2012.  Mr. Edwards’ total compensation as a director on our Board in fiscal year 2012 was $36,000, comprised of meeting fees earned in the amount of $11,000 and common stock in the amount of $25,000.   This amount does not include the compensation paid to Mr. Edwards as Executive Chair pursuant to his employment agreement with the Company.

Executive Officer Agreements

Employment Agreement with Stephen Edwards.  On December 12, 2011, we entered into an employment agreement with Stephen Edwards to serve as the Executive Chair of our Board, effective as of January 1, 2012, through December 31, 2012.  Pursuant to the terms of this employment agreement, we agreed to pay Mr. Edwards an annual base salary in the gross amount of $100,000, payable in accordance with our payroll practices.  Also, as long-term incentive compensation, he received a grant of 100,000 restricted shares of our common stock that vested at a rate of 25,000 shares on each of March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012.  The Company will reimburse Mr. Edwards for all reasonable business expenses according to our business expense reimbursement policies.  Throughout the duration of his services as Executive Chair, he will continue to receive board fees, stock grants, and other benefits that other members of the Board receive.  Pursuant to a letter agreement dated January 25, 2013, effective as of January 1, 2013, Mr. Edwards’ appointment as Executive Chair was extended through December 31, 2013, on the same terms, except that the grant of 100,000 restricted shares of our common stock will vest at a rate of 25,000 shares on each of March 31,

2013, June 30, 2013, September 30, 2013 and December 31, 2013, so long as he remains continuously employed by the Company through the vesting date.  If he ceases to be Executive Chair, any shares remaining unvested as of that date shall be forfeited.

Employment Agreement with Carin Stutz.  On December 12, 2011, we entered into an employment agreement with Carin Stutz to serve as our Chief Executive Officer and President, effective as of January 1, 2012.  Pursuant to the terms of this employment agreement, we agreed to pay Ms. Stutz an annual base salary in the gross amount of $460,000 payable in accordance with our payroll practices.  She also has the ability to earn an annual cash incentive (bonus) of up to 100% of her annual base salary based upon the attainment of performance goals established by the Compensation Committee in consultation with Ms. Stutz and up to 50,000 shares of our common stock in the form of restricted stock or restricted stock units.  In accordance with the terms of her employment agreement, we granted to Ms. Stutz an initial grant of 1,000,000 restricted shares of our common stock pursuant to the Omnibus Plan, which will vest over time and upon attainment of certain targets, as follows:

(i)                         20% upon the occurrence of both of the following conditions:  (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of our common stock shall have exceeded $1.25 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days;

(ii)                      20% upon the occurrence of both of the following conditions:  (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of our common stock shall have exceeded $2.00 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days;

(iii)                   20% upon the occurrence of both of the following conditions:  (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of our common stock shall have exceeded $2.75 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days;

(iv)                  20% upon the occurrence of both of the following conditions:  (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of our common stock shall have exceeded $3.50 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days; and

(v)                     20% upon the occurrence of both of the following conditions:  (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of our common stock shall have exceeded $4.50 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days.

So long as the time vesting condition has been satisfied, the market vesting condition may be satisfied at any time provided Ms. Stutz remains employed by the Company through and including the vesting date.  Under her employment agreement, Ms. Stutz will retain, and will not transfer, at least 50% of this restricted stock with respect to which restrictions on transfer, sale or assignment may have lapsed.

All shares of restricted stock, restricted stock units, or other similar rights held by Ms. Stutz will become fully vested upon a “change in control” (as defined in her employment agreement and described under “Change of Control” below).  In addition, if Ms. Stutz is terminated without “cause” (as defined her agreement) or Ms. Stutz resigns under circumstances constituting “good reason” (as defined in her agreement), she is entitled to receive:  (i)(A) her base salary through the date of termination, if not previously paid, (B), the amount of any accrued but unpaid annual bonus, (C) all accrued benefits, if any, and (D) 12 months of her base salary (provided that if such termination occurs prior to the first anniversary of the agreement, then such salary continuation will be for a period equal to 24 months less the number of full months elapsed since the date of the agreement), (ii) the right to retain any shares (including restricted stock, restricted stock units, or other similar rights held by Ms. Stutz) that would have vested if not terminated prior to the date six months following the date of termination, and (iii) continuation of health insurance benefits for the lesser of 12 months or the balance of the employment period.

If Ms. Stutz’ employment is terminated without “cause” at any time within one year following a “change in control” or is terminated prior to a “change in control” in anticipation of such “change in control”, she is entitled to receive the same compensation she would be entitled to receive if she were terminated without “cause” or resigned under circumstances constituting “good reason” described above, except that in lieu of receiving 12 months of her base salary, she will be entitled to receive an amount equal to twice her base salary and any accrued but unpaid bonus.  In addition, all unvested restricted stock, restricted stock units, or other similar rights held by Ms. Stutz will immediately vest.  The Company will also make certain additional payments to Mr. Stutz if the Company reasonably determines that payment of the compensation to which she is entitled upon a “change in control” would give rise to “excess parachute payments” under the Internal Revenue Code of 1986, as amended, and would subject Ms. Stutz to an excise tax.

If Ms. Stutz’ employment terminates upon death, she is entitled to receive all accrued benefits through the effective date of termination.  If Ms. Stutz’ employment terminates for “cause” or disability or she resigns under circumstances not constituting “good reason”, Ms. Stutz is entitled to receive her base salary through the date of termination and all accrued benefits through the date of termination.  If Ms. Stutz’ employment is terminated for “cause” or she resigns under circumstances not constituting “good reason”, all unvested restricted stock, restricted stock units or similar equity awards will be forfeited.

Ms. Stutz is further entitled to the standard benefits available to our executive officers generally, including health insurance, life and disability coverage, and participation in our 401(k) Savings Plan.  The agreement contains standard confidentiality, non-competition and non-solicitation provisions.  Ms. Stutz was also entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with her relocation expenses and sale of her home up to $100,000.

Employment Agreement with William Koziel.  On August 17, 2005, the Company entered into an oral employment agreement with Mr. Koziel.  Pursuant to the terms of this agreement,

Mr. Koziel will serve as Chief Financial Officer and will be paid an annual base salary of $250,000.  He will be eligible to receive an annual performance cash incentive (bonus) of up to 50% of his annual base salary based upon attaining mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan.  Mr. Koziel entered into a confidentiality and non-compete agreement that includes customary non-competition and non-solicitation provisions.  Mr. Koziel’s employment may be terminated by either party at any time for any reason.  Compensation is reviewed annually and may be subject to adjustment.  Additionally, on September 19, 2011, the Company entered into a written severance agreement with Mr. Koziel.  Pursuant to the terms of this severance agreement, in the event his employment with the Company was terminated without “cause” (as defined in the agreement) at any time on or after the date of the appointment of a permanent Chief Executive Officer of the Company (which occurred as of January 1, 2012) but prior to the first anniversary of such appointment, the Company would have continued to pay to Mr. Koziel his then-current base salary and the cost to continue his medical and health benefits coverage during the twelve-month period following his termination.

Employment Agreement with Vicki Baue.  In February 2007, the Company entered into an amended oral employment agreement with Vicki Baue to serve as our Vice President and General Counsel, Chief Compliance Officer and Chief Legal Officer.  Pursuant to the terms of this agreement, as amended, Ms. Baue will receive an annual base salary of $205,000.   She will also be eligible to receive an annual performance bonus of up to 30% of her annual base salary based on the attainment of mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan.  She entered into a confidentiality and non-solicitation agreement that includes customary non-solicitation provisions.  Ms. Baue’s employment may be terminated by either party at any time for any reason.  Compensation is reviewed annually and may be subject to adjustment.

Employment Agreement with John Gohde.  In June, 2011, the Company entered into an oral employment agreement with John Gohde to serve as Vice President of Development.  Pursuant to the terms of this agreement, Mr. Gohde will receive an annual base salary of $185,000.  He will also be eligible to receive an annual performance bonus of up to 30% of his annual base salary based on the attainment of mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan.  He entered into a confidentiality and non-solicitation agreement that includes customary non-competition and non-solicitation provisions.  Mr. Gohde’s employment may be terminated by either party at any time for any reason.  Compensation is reviewed annually and may be subject to adjustment.

Employment Agreement with Becky Iliff.  In November, 2005 the Company entered into an oral employment agreement with Becky Iliff to serve as Vice President of People.  Pursuant to the terms of this agreement, we agreed to pay Ms. Iliff an annual base salary of $195,250.  She was also eligible to receive an annual performance bonus of up to 30% of her annual base salary based on the attainment of mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan.  Ms. Iliff entered into a confidentiality and non-solicitation agreement that included customary non-competition and non-solicitation provisions. Compensation was reviewed annually and could have been subject to adjustment.

2012 Grants of Plan Based Awards

The following table provides additional information about stock and stock option awards and non-equity incentive plan awards granted to our named executive officers during the fiscal year ended December 31, 2012.

Grants of Plan-Based Awards (1)

Name	Grant Date	Estimated Potential Pay Out under Non- equity Incentive Plan Awards: Target ($)(2)	Actual Pay Out under Non- equity Incentive Plan Awards: ($) (3)	All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	Grant Date Fair Value of Stock Awards ($)

Stephen Edwards (5)	5/29/2012	—	—	28,735	25,000

Carin Stutz (6)		460,000	—	—	—

William Koziel		130,750	—	—	—

Vicki Baue		61,500	—	—	—

John Gohde		54,000	—	—	—

Becky Iliff		58,575	—	—	—

(1)         If shares of restricted stock had been awarded, they would have been awarded under the Omnibus Plan.

(2)         These amounts reflect the amount of annual cash incentives that could have been awarded to the named executive officers in fiscal 2013 for fiscal 2012 performance.

(3)         There were no annual cash incentives awarded to named executive officers in fiscal 2012 for fiscal 2011 performance.

(4)         There were no shares of stock granted to our named executive officers in fiscal 2012.

(5)         Does not include 100,000 shares of restricted common stock granted to Stephen Edwards on January 1, 2012, having a fair market value of $0.71 per share on the award date, representing annual compensation received for fiscal year 2012 but granted in fiscal year 2011.  Does include 28,735 shares of restricted stock granted to Stephen Edwards on May 29, 2012, having a fair market value of $0.87 per share on the award date, representing annual director stock compensation received for fiscal year 2012.

(6)         Does not include 1,000,000 shares of restricted common stock granted to Carin Stutz on January 1, 2012, having a fair market value of $0.71 per share on the award date, representing annual compensation received for fiscal year 2012 but granted in fiscal year 2011.

Unless otherwise agreed to by the Compensation Committee, shares of restricted stock granted under the Omnibus Plan generally vest 20% on the grant date and 20% annually thereafter on the next four anniversaries of the grant date, subject to continued employment by the Company.  Pursuant to the terms of their respective employment agreements, the shares of restricted stock granted to Mr. Edwards on January 1, 2012 and January 1, 2013 and to Ms. Stutz

on January 1, 2012 will vest according to their respective vesting schedules described under “Executive Officer Agreements”.  Grantees of restricted stock under the Omnibus Plan have all of the rights of stockholders with respect to restricted stock voting and dividend rights, subject to the terms of the Omnibus Plan.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information about outstanding equity awards, including the vesting schedules, at December 31, 2012 for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year End

			Option Awards (2)				Stock Awards (3)
Name	Grant Date (1)		Number of Securities Underlying Unexercised Options Exercisable #	Number of Securities Underlying Unexercised Options Unexercisable #	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested ($)

Stephen Edwards	1/1/2012	(a)	—	—	—	—	—	—

Carin Stutz	1/1/2012	(b)	—	—	—	—	1,000,000	780,000

William Koziel	8/23/2004	(a)	50,000	—	4.70	8/23/2014	—	—
	8/23/2004	(b)	14,978	—	4.70	8/23/2014	—	—
	12/31/2004		14,978	—	6.05	12/31/2014	—	—
	3/9/2010		—	—	—	—	31,000	24,180
	3/2/2011		—	—	—	—	6,000	4,680

Vicki Baue	10/20/2004		25,000	—	5.20	10/20/2014	—	—
	3/9/2010		—	—	—	—	12,000	9,360
	3/2/2011		—	—	—	—	3,000	2,340

John Gohde	—		—	—	—	—	—	—

Becky Iliff	3/9/2010		—	—	—	—	—	—
	3/2/2011		—	—	—	—	—	—

(1)                     For a better understanding of the information disclosed in this table, we have included an additional column showing the grant date of the stock options and shares of restricted stock or restricted stock units.  Future vesting of stock options and shares of restricted stock is contingent upon the employee being continuously employed by the Company through each applicable vesting date (as set forth in the tables below).  In accordance with the terms of the plans under which the stock options and shares of restricted stock or restricted stock units were granted, employees forfeit all stock options, restricted stock and restricted stock units previously awarded and remaining unvested on the date of termination of employment.

(2)                     Stock options become exercisable based upon the following vesting schedules:

Grant Date	Stock Option Vesting Schedules

8/23/2004 (a)	25% on grant date and 25% annually on anniversary of grant date over 3 years
8/23/2004 (b)	20% annually on anniversary of grant date over 5 years
10/20/2004	20% annually on anniversary of grant date over 5 years
12/31/2004	20% on grant date and 20% annually on anniversary of grant date over 4 years

(3)                     Shares of restricted stock vest based upon the following vesting schedules:

Grant Date	Restricted Stock Vesting Schedule

3/09/2010	20% on grant date and 20% annually on anniversary of grant date over 4 years

3/02/2011	20% on grant date and 20% annually on anniversary of grant date over 4 years

1/01/2012 (a)	25% on March 31, 2012, 25% on June 31, 2012, September 30, 2012, and December 31, 2012

1/01/2012 (b)

20% upon the occurrence of both of the following conditions:  (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of our common stock shall have exceeded $1.25 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days;

20% upon the occurrence of both of the following conditions:  (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of our common stock shall have exceeded $2.00 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days;

20% upon the occurrence of both of the following conditions:  (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of our common stock shall have exceeded $2.75 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days;

20% upon the occurrence of both of the following conditions:  (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of our common stock shall have exceeded $3.50 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days; and

20% upon the occurrence of both of the following conditions:  (A) Ms. Stutz shall have been continuously employed by the Company for at least one year, and (B) the closing price of our common stock shall have exceeded $4.50 (as adjusted for stock splits or similar events) for a period of 30 consecutive trading days.

(4)                     On January 1, 2012, Stephen Edwards was granted 100,000 shares of restricted common stock, representing compensation received for fiscal year 2012 but granted in fiscal year 2011.  These shares became fully vested during fiscal year 2012 at the rate of 25% on March 31, 2012, 25% on June 30, 2012, 25% on September 30, 2012 and 25% on December 31, 2012.

2012 Stock Vested

The following table provides additional information about the value realized by the named executive officers’ stock awards vesting during the fiscal year ended December 31, 2012.  No stock option exercises occurred during fiscal year 2012.

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Stephen Edwards (2)	—	—	128,735	108,500

Carin Stutz (3)	—	—	—	—

William Koziel	—	—	17,500	17,790

Vicki Baue	—	—	7,000	7,110

John Gohde	—	—	—	—

Becky Iliff	—	—	7,500	7,578

(1)         The value of these awards has been computed by multiplying the number of shares by the market value of the underlying shares on the vesting date.

(2)         Includes 100,000 shares of restricted common stock granted to Stephen Edwards on January 1, 2012, having a fair market of $0.71 per share on the award date, representing annual compensation received by Mr. Edwards for fiscal year 2012 but granted in fiscal year 2011.  Also, includes 28,735 shares of restricted stock granted to Mr. Edwards on May 29, 2012, having a fair market value of $0.87 per share on the award date, representing annual director stock compensation for fiscal year 2012.

(3)         Does not include 1,000,000 shares of restricted common stock granted to Carin Stutz on January 1, 2012, having a fair market value of $0.71 per share on the award date, representing annual compensation received by Ms. Stutz for fiscal year 2012 but granted in fiscal year 2011.

Pension Benefits

The Company does not offer qualified or non-qualified defined benefit plans to its executive officer or employees.

Non-Qualified Deferred Compensation

The Company does not offer non-qualified defined contribution or other non-qualified deferred compensation plans to its executive officers or employees.

Potential Payments Upon Termination or Change-in-Control

There are potential costs associated with a change in control of the Company or termination of employment of certain named executive officers.

Compensation Arrangements Upon Change-in-Control or Termination Without Cause After Change-in-Control

Upon termination of employment without “cause” after a “change in control” of the Company (as defined below), severance benefits may be paid to Carin Stutz in accordance with her employment agreement and to William Koziel and Vicki Baue, in accordance with their “change in control” severance agreements (each as described below).

Upon termination of employment without cause due to a “change in control” of the Company, or termination without cause after a “change in control” of the Company, severance payments and reimbursement for continuation of medical and health benefits under COBRA may be paid to Ms. Stutz in accordance with her employment agreement and to Mr. Koziel and Ms. Baue in accordance with their respective “change in control” severance agreements with the Company, as described below.

Solely due to a “change in control” of the Company (whether or not their employment is terminated), all unvested shares of restricted stock and stock options previously awarded to the named executive officers (and to all other employees) would automatically vest.

Carin Stutz, Chief Executive Officer and President

Under the terms of Ms. Stutz’ employment agreement, if her employment is terminated without “cause” at any time within one year following a “change in control” of the Company or is terminated prior to a “change in control” in anticipation of such “change in control”, Ms. Stutz would be paid her then-current base salary for a period of 12 months (provided that if such termination occurs prior to the first anniversary of her agreement, then such salary continuation will be for a period equal to 24 months less the number of full months elapsed since the date of the agreement), payable in accordance with our regular payroll practices, as severance.  Additionally, following the termination of her employment without “cause” at any time following a “change in control” of the Company or prior to a “change in control” in anticipation of such “change in control”, Ms. Stutz would be reimbursed for the premiums to continue medical and health benefits pursuant to COBRA for the lesser of 12 months or the balance of the employment period, following the termination of her employment without “cause” after a “change-in-control” of the Company.  Ms. Stutz would also have the right to retain any shares that would have vested if she had not been terminated prior to the date six months following the date of termination.

The estimated payments and benefits to Ms. Stutz following the termination of her employment without “cause” following a “change in control” of the Company or prior to a “change in control” in anticipation of such “change in control”, as determined as of December 31, 2012, are included below in the compensation table captioned “Estimated Payments and Benefits Following a Change in Control”.

Other Named Executive Officers

Under the terms of the Change in Control Severance Agreements of certain other named executive officers, if the named executive officer’s employment is terminated without “cause” following a “change in control” of the Company, such named executive officer would continue to be paid his or her then-current base salary as severance, for the period of time specified in the named executive officer’s agreement.  Additionally, such named executive officers would be reimbursed for the premiums to continue their medical and health benefits pursuant to COBRA, for the period of time specified in their respective agreements.  The time periods for which their severance and COBRA premiums may be paid, following the termination of their employment without “cause” after a “change in control” of the Company, are as follows:  Mr. Koziel and Ms. Baue:  12 months.

The estimated payments and benefits to these named executive officers following the termination of their employment without “cause” after a “change in control” of the Company, as determined as of December 31, 2012, are included above in the compensation table captioned “Estimated Benefits Upon or Following a Change in Control”.

Change in Control Defined

Pursuant to the terms of Ms. Stutz’ employment agreement, a “change in control” of the Company is defined as follows:

The occurrence of one or more of the following events: (i) any “person” (as such terms is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 as amended (the “Act”)) or “group” (as such term is used in Section 14(d)(d) of the Act) is or becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Act) of more than 50% of the voting Stock of the Employer; (ii) the majority of the Board of Directors of the Employer (the “Board”) consists of individuals other than Incumbent Directors, which term means the members of the Board on the Effective Date; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; (iii) the Employer transfers all or substantially all of its assets or business (unless the shareholders of the Employer immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Employer, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Employer); or (iv) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Employer immediately prior to the transaction hold, directly or indirectly, more than 50% of the Voting Stock of the Employer or the Employer’s ultimate parent company if the Employer is a subsidiary of another corporation (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company). Under no circumstances, and in no event shall any capital infusion effectuated by the Employer, duly authorized by its Board of Directors (including without limitation transactions in the public or private equity markets) constitute a “Change In Control” within the meaning of Ms. Stutz’ employment agreement regardless whether thereafter any “person” (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 as amended (the “Act”)) or “group” (as such term is used in Section 14(d)(d) of the Act) is or becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Act) of more than 50% of the voting Stock of the Employer or that, immediately after consummation of such transaction, the shareholders of the Employer immediately prior to the transaction do not hold, directly or indirectly, more than 50% of the Voting Stock of the Employer or the Employer’s ultimate parent company if the Employer is a subsidiary of another corporation (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company).  For purposes of this Change in Control definition, the “Employer” shall include any entity that succeeds to all or substantially all of the business of the Employer and “Voting Stock” shall mean securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.  Notwithstanding the foregoing, for purposes of the payment of any moneys deemed deferred compensation under Code Section 409A, an event shall not be considered to be a Change in Control hereunder unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Code Section 409A.

Pursuant to the terms of other named executive officers’ Change in Control Severance Agreements, a “change in control” of the Company is generally defined as follows:

The date on which the earlier of the following events occur:  (i) either (A) the acquisition by any entity, person or group (other than ZAM Holdings, L.P., LJCB Nominees Pty Ltd., Charles G. Phillips, or any entity related to any such party) of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act of more than 50% of the outstanding capital stock of Così entitled to vote for the election of directors (“Voting Stock”); or (B) the merger or consolidation of Così with one or more corporations or other entity as a result of which the holders of outstanding Voting Stock of Così immediately prior to such a merger or consolidation hold less than 60% of the Voting Stock of the surviving or resulting corporation or any direct or indirect parent corporation or entity of such surviving or resulting entity, and in addition to (A) or (B), (C) as a result of an event described in (A) or (B), the individuals who, at the beginning of such period, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that “Change in Control” will not include any event described in clauses (i) through (iii) above (A) in which the executive is a member of the acquiring group or an officer or owner of the acquiring entity or (B) if following such event, the executive continues employment as a senior executive of Così.

The estimated payments and benefits to named executive officers following a “change in control” of the Company, as determined as of December 31, 2012, are summarized in the following table.

Estimated Benefits Upon or Following a Change in Control

	Early Vesting of Stock Options (1) (2)		Early Vesting of Shares or Units of Stock (2)		Severance Payments (3)	COBRA (3)
Name	#	($)	#	($)	($)	($)

Stephen Edwards	—	—	—	—	—	—

Carin Stutz	—	—	1,000,000	780,000	920,000	11,359

William Koziel	—	—	37,000	28,860	261,500	21,476

Vicki Baue	—	—	15,000	11,700	205,000	10,051

John Gohde	—	—	—	—	—	—

Becky Iliff (4)	—	—	—	—	—	—

(1)         The values in this table are based on the closing price of our stock on December 31, 2012.

(2)         Solely due to a “change in control” of the Company, all unvested shares of restricted stock and unvested stock options previously awarded would automatically vest.

(3)         Severance payments and reimbursement for COBRA premiums would be payable to these named executive officers upon termination of their employment without “cause” following a “change in control”.

(4)         Ms. Iliff voluntarily resigned her employment and all offices and positions with the Company on July 27, 2012.

Compensation Arrangements for Termination of Employment Without Cause (other than Change in Control)

Upon termination of Ms. Stutz’ employment by the Company without “cause” not related to a “change in control” of the Company, or by Ms. Stutz under circumstances constituting “good reason”, she would be entitled to receive severance benefits in accordance with her employment agreement.

Upon termination of Mr. Koziel’s employment by the Company without “cause” not related to a “change in control” of the Company at any time after January 1, 2012 but prior to January 1, 2013, he would have been entitled to receive severance benefits in accordance with his severance agreement.

The other named executive officers are not covered under severance agreements (other than termination without “cause” related to a “change in control”) or a general severance plan, and any severance benefits payable to them would be determined by the Compensation Committee in its discretion.

Carin Stutz.  The initial term of Ms. Stutz’ employment pursuant to her employment agreement is five years, with automatic successive one-year renewal terms unless earlier terminated.  If Ms. Stutz’ employment with the Company is terminated (i) by the Company without “cause” (as defined in her employment agreement), (ii) by Ms. Stutz under circumstances constituting “good reason” (as defined in her employment agreement), all unvested shares of stock previously awarded to Ms. Stutz that would have vested if she was not terminated prior to the date six months following the date of termination would immediately vest at the time of such termination.

In addition to accelerated vesting described above, in the event Ms. Stutz’ employment is terminated by the Company without “cause” or by Ms. Stutz under circumstances constituting “good reason”, she would continue to receive her then-current base salary as severance for a period of 12 months after termination (or, if such termination would have occurred prior to January 1, 2013, then such salary continuation would have been for a period equal to 24 months less the number of full months elapsed since the date of her employment), and she would be reimbursed for the premiums to continue her medical and health benefits pursuant to COBRA for the lesser of 12 months or the balance of the employment period.

William Koziel.   In the event Mr. Koziel’s employment with the Company is terminated without “cause” (as defined in his severance agreement) at any time on or after the date of the appointment a permanent Chief Executive Officer of the Company (which occurred as of January 1, 2012) but prior to the first anniversary of such appointment, the Company would have continued to pay to Mr. Koziel his then-current base salary and would have reimbursed him for the premiums to continue medical and health benefits for him and his eligible dependents pursuant to COBRA for the lesser of 12 months or the date he became covered under Medicare or another employer’s group health plan.

Additionally, if Mr. Koziel’s employment is terminated due to his death or total disability, all shares of stock previously awarded to Mr. Koziel would immediately vest at the time of such termination in accordance with the terms of the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan and the respective Restricted Stock Award Agreements.

Estimated Costs.  The estimated costs following Ms. Stutz’ or Mr. Koziel’s termination without “cause” (other than due to a “change in control”), or termination by Ms. Stutz for circumstances constituting “good reason”, determined as of December 31, 2012, are summarized in the following table:

Estimated Benefits Upon Termination Without Cause or For Good Reason (Other Than Following a Change of Control)

	Early Vesting of Stock Options		Early Vesting of Restricted Stock and Units (1)		Severance Payments (2)	COBRA ($) (2)
Name	#	($)	#	($)	($)	($)

Carin Stutz	—	—	1,000,000	780,000	920,000	9,850
William Koziel	—	—	—	—	261,500	15,341

(1)         All unvested shares of our restricted common stock previously granted to Carin Stutz would vest immediately prior to her termination by the Company without “cause” or immediately prior to her resignation due to circumstances constituting “good reason”.   All unvested shares of our common stock previously granted to William Koziel would vest immediately prior to his termination by the Company without “cause”.

(2)         Severance payments would be payable to Carin Stutz upon her termination by the Company without “cause” or her resignation due to circumstances constituting “good reason”.  Severance payments would be payable to William Koziel upon his termination by the Company without “cause”.

(3)         Reimbursement of COBRA premiums would be payable to Carin Stutz upon her termination by the Company without “cause” or her resignation due to circumstances constituting “good reason”.  Reimbursement of COBRA premiums would be payable to William Koziel upon his termination by the Company without “cause”.

Potential Costs upon Termination for Cause

Upon termination of employment with “cause”, named executive officers would be paid salary and benefits accrued through the effective date of termination, representing earned but unpaid base salary and any accrued but unused vacation, and all unvested shares of restricted stock and stock options previously granted would be forfeited as of the effective date of such termination.

Payments upon Death

Under our benefits program, all of our eligible employees, including the named executive officers, receive basic life insurance in an amount equal to one time their annual base salary up to a maximum amount of $150,000, and they have the option to purchase additional life insurance in an amount that, together with their basic life insurance, does not exceed $500,000.  Except as otherwise provided in any employment, severance or other similar agreement, upon death, all unvested shares of restricted stock and restricted stock units previously granted would automatically fully vest.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 31, 2012, with respect to our equity-based compensation plans under which shares of our common stock may be issued.

Equity Compensation Plan Information (1)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (2)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (3)

Equity compensation plans approved by stockholders	154,209	$5.10	1,628,811

Equity compensation plans not approved by stockholders	None	None	None

Total	154,209	$5.10	1,628,811

(1)         The information in this chart is determined as of December 31, 2012.

(2)         The totals in this column reflect outstanding stock options, as the Company has not granted warrants or rights to employees.

(3)         The totals in this column pertain to the Omnibus Plan which was approved by stockholders and implemented in May 2005 and amended in May 2012.  There are no other long-term incentive plans applicable to employees in effect as of March [7], 2012.

TRANSACTIONS WITH RELATED PERSONS

No director, executive officer or stockholder who is known to the Company to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of such director, executive officer or stockholder, has a direct or indirect material interest in any transaction since the beginning of fiscal 2012, or any currently proposed transaction, in which the Company or one of its subsidiaries is a party and the amount involved exceeds $120,000.

The Company has a written policy with respect to the review, approval and ratification of related person transactions.  This policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which (i) the aggregate amount involved will or may be expected to exceed $50,000 in any fiscal year; (ii) the Company is a participant and (iii) any

“related person” (defined as a director, director nominee, an executive officer or someone who owns more than 5% of our common shares, or an immediate family member of any of the foregoing persons, with certain exceptions) has or will have a direct or indirect interest.  Under the policy, our General Counsel will determine whether a transaction meets the definition of a related person transaction that will require review by the Audit Committee.  The Audit Committee will review all related person transactions referred to them and, based on the relevant facts and circumstances, will decide whether or not to approve such transactions.  Only those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders will be approved.  If the Company becomes aware of an existing related person transaction that was not approved under this policy, the matter will be referred to the Audit Committee, and the Audit Committee will evaluate all options available, including ratification, amendment or termination of the transaction.

The Company has determined that, under the policy, the following types of transactions will be deemed to be pre-approved: (i) employment of an executive officer if the related compensation is required to be reported in our proxy statement; (ii) employment of an executive officer if he or she is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in our proxy statement if he or she was a “named executive officer” and our Compensation Committee approved (or recommended that the Board approve) such compensation; (iii) compensation paid to a director if the compensation is required to be reported in our proxy statement; (iv) any transaction where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis; (v) any transaction involving competitive bids; (vi) any transaction in which the rates or charges incurred are subject to governmental regulation and (vii) any transaction involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

Our executive management team approved the above policy in April 2007.  Although not previously set forth in a written policy, the Company has followed the above approval procedures when considering all related person transactions in the past.

Consulting Agreement with Brad Blum.  On February 8, 2012, the Company entered into a consulting agreement with Brad Blum, who was at that time the beneficial owner of more than five percent of our common stock, pursuant to which Mr. Blum was engaged as an independent contractor to provide certain consulting services to the Company relating to branding, culinary, product development, merchandising and marketing.  As compensation for his services, the Company paid to BLUM Enterprises, a company wholly-owned by Mr. Blum, a fee in the gross amount of $12,000 per month, all inclusive of expenses incurred by Mr. Blum in the performance of the services.  The agreement contains customary non-competition and non-solicitation provisions as well as a standstill provision pursuant to which Mr. Blum agrees that during term of the agreement and for a period of time from 3 to 12 months, depending on the date of termination, after expiration or termination of the agreement to refrain from taking certain actions with respect to the Company and our capital stock.  The agreement with Mr. Blum was terminated effective as of December 6, 2012, and the term of the standstill provision is 12 months from the date of termination.

INDEMNIFICATION

We indemnify our directors and elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their services to the Company.  This indemnification is required under our By-laws, and we have also entered into indemnification agreements with those individuals contractually obligating us to provide this indemnification to them.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Così’s directors, executive officers, and 10% stockholders to file reports of ownership and reports of changes in ownership of Così’s common stock and other equity securities with the SEC and The NASDAQ Global Market. Directors, executive officers, and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.  Based on a review of the copies of such reports furnished to it, Così believes that during fiscal 2012, Così’s directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, other than with respect to the Form 4s filed by Messrs. Demilio, Edwards, Ford, Merritt, O’Donnell and Okamoto on June 1, 2012 and the Form 4 filed by Mr. Edwards on December 19, 2012.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes all compensation decisions required to be made by the Compensation Committee pursuant to the Compensation Committee’s Charter. The current members of the Compensation Committee are Messrs. O’Donnell and Okamoto, as Chair.  None of the Compensation Committee members has served as an officer or employee of the Company.  No interlocking relationship exists between our Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

II.                 PROPOSAL NUMBER TWO - RATIFICATION OF AUDITORS

The Board has appointed the firm of BDO USA, LLP to be our independent registered public accounting firm for the fiscal year ending December 30, 2013, and recommends to stockholders that they vote for ratification of that appointment.

BDO USA, LLP has served in this capacity since August 11, 2004. A representative of BDO USA, LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions.

The appointment of the independent registered public accounting firm is approved annually by the Audit Committee and subsequently submitted to the stockholders for ratification. The Audit Committee reviews and approves in advance the scope of the audit, the types of non-

audit services that Così will need, and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that these services will not impair the independence of the accountants.

Before making its recommendation to the Board for appointment of BDO USA, LLP, the Audit Committee carefully considered that firm’s qualifications as our independent registered public accounting firm, which included a review of BDO USA, LLP’s performance in the prior year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with BDO USA, LLP in these respects.

The Company is asking its stockholders to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2013.  Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of BDO USA, LLP to stockholders for ratification because the Company values its stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice.  If ratification is not obtained, the Audit Committee intends to continue the engagement of BDO USA, LLP at least through the end of the 2013 fiscal year but will consider whether it is appropriate to select a different independent registered public accounting firm in the future.  Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Our Board recommends a vote FOR ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2013.

INDEPENDENT AUDITORS

Audit and Non-Audit Fees

The following table presents the aggregate fees billed for professional services rendered by BDO USA, LLP in fiscal years 2012 and 2011. Other than as set forth below, no professional services were rendered or fees billed by BDO USA, LLP during fiscal years 2012 and 2011.

BDO USA, LLP

	FY 2012 Total	FY 2011 Total
Audit Fees (1)	$252,000	$255,250

Audit-Related Fees (2)	$13,387	$13,375

Tax Fees (3)	$49,000	$49,000

All Other Fees	—	—

TOTAL	$314,387	$317,625

(1)         Audit fees consist of professional services rendered for the audit of our consolidated annual financial statements and the reviews of our quarterly financial statements. This category also includes fees for work related to the requirements of Section 404 of the Sarbanes Oxley Act, review of the Annual Franchise Disclosure Document in connection with state franchise registrations, and the issuance of comfort letters, consents, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)        Audit-related fees consist of professional services rendered for the audit of our 401(k) plan.

(3)         Tax fees consist of fees for professional services rendered to the Company for tax compliance, tax advice and tax planning, including a study relating to Section 382 of the Internal Revenue Code of 1986, as amended, with respect to the availability of certain tax benefits.

Pre-Approved Services

Consistent with SEC policies regarding auditor independence, the Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit, internal-control related and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, internal-control related services, tax services and other services.

Prior to engagement of the independent registered public accounting firm, the Committee shall pre-approve all audit services and all permitted non-audit services (including the estimated fees), except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 10A(i)(1)(b) of the Exchange Act.  The Audit Committee also specifically pre-approves any engagement of the independent registered public accounting firm to provide internal-control related services and other services.

Prior to engaging BDO USA, LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the above services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of BDO USA, LLP’s independence in the conduct of its auditing services.

The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1.                                      Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.                                      Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.                                      Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4.                                      Other Services are those associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III.            PROPOSAL NUMBER THREE — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) requires reporting companies to provide their stockholders with the opportunity to vote, in an advisory capacity, on the compensation of their named executive officers.  This requirement is commonly known as a “say on pay” vote.

We are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2012, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.  Stockholders are urged to read the Compensation Discussion and Analysis set forth in this Proxy Statement, which discusses how our compensation policies and procedures reflect our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our five most highly-compensated executive officers in fiscal year 2012.

Stockholders will be asked to cast a vote to approve, on an advisory basis, our executive compensation program through the following resolution:

RESOLVED, that the stockholders of Cosi, Inc. approve, on an advisory basis, the compensation of the named executive officers of Cosi, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, all as set forth in the Cosi, Inc.’s 2013 annual meeting proxy statement.

The “say on pay” vote is advisory only, meaning that it is non-binding on the Company.  However, as a matter of good corporate governance and in compliance with Dodd-Frank, our Board and Compensation Committee will carefully consider the voting results of this proposal in determining the future compensation of our named executive officers.

Our Board recommends a vote FOR the approval of the compensation of our named executive officers.

IV.             PROPOSAL NUMBER FOUR — ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

In addition to the advisory approval of compensation for our named executive officers, we are asking stockholders to cast an advisory vote regarding the frequency of future executive compensation advisory votes.  Stockholders may vote for a frequency of every one, two or three years, or may abstain.  Dodd-Frank requires we hold this advisory vote on the frequency of future executive compensation advisory votes at least once every six years.

Our Board will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes.  However, because this vote is advisory and non-binding, our Board may decide that it is in the best interests of our stockholders and the Company to hold the advisory vote to approve executive compensation more or less frequently.

After careful consideration, our Board believes that an executive compensation advisory vote should be held every year.  An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our stockholders on corporate governance and executive compensation matters.  We believe an annual vote would be the best governance practice for our Company at this time and will provide the Company with more direct and immediate feedback on our compensation practices.

Our Board is asking stockholders to vote, on a non-binding advisory basis, on the following resolution:

RESOLVED, that the stockholders recommend, in a non-binding vote, that the frequency with which the stockholders of the Company shall have an advisory vote on executive compensation is:

Choice 1 — every one year;

Choice 2 — every two years;

Choice 3 — every three years; or

Choice 4 — abstain from voting;

and that the option of once every one, two or three years that receives the highest number of votes cast will be considered to be the preferred frequency of the stockholders with which the Company is to hold future non-binding stockholder advisory votes on executive compensation.

Stockholders are not voting to approve or disapprove of the Board’s recommendation.

Our Board believes that holding the executive compensation advisory vote every year is in the best interests of the Company and its Stockholders and recommends voting for a frequency of every ONE YEAR.

V.                  PROPOSAL NUMBER FIVE — APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

General

We are asking stockholders to consider and authorize the Board, in its sole discretion, to amend our Amended and Restated Certificate of Incorporation in order to effect a reverse stock split of the outstanding and treasury shares of our common stock having a split ratio ranging from one-for-two to one-for-twenty (“Split Ratio”), as such Split Ratio shall be determined by our Board to be in the best interests of the Company and our stockholders, and pay to our stockholders cash in lieu of fractional shares at fair market value, without further approval or authorization of our stockholders, at any time prior to the next Annual Meeting of Stockholders. On January 23, 2013, our Board adopted resolutions:

•                  declaring the advisability of the reverse stock split on a basis ranging from one-for-two to one-for-twenty, as such Split Ratio shall be determined by the Board to be in the best interests of the Company and its stockholders, and authorizing that the outstanding and treasury shares of our common stock be converted into a lesser number of shares of common stock calculated in accordance with the Split Ratio (the “Reverse Stock Split”);

•                  declaring the advisability of an amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split;

•                  recommending that our stockholders authorize an amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split without further approval or authorization of our stockholders; and

•                  authorizing any other action necessary to effect the Reverse Stock Split.

If approved by stockholders, the Reverse Stock Split would become effective by filing an amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on the date, if any, selected by our Board prior to the date of the next Annual Meeting of Stockholders. On the date of filing the amendment, each share of our common stock would automatically be converted into not less than one-twentieth and not greater than one-half of a share of common stock depending on the Split Ratio. In addition, the number of shares of our common stock subject to our outstanding options and warrants and the number of shares of our common stock issuable under our stock plans will each be reduced by a factor equal to the Split Ratio. Similarly, the exercise price of our outstanding options and warrants will be increased by a factor equal to the Split Ratio.

Our Board reserves the right, even after stockholder approval, to forego or postpone the filing of the amendment to the Amended and Restated Certificate of Incorporation if our Board determines the Reverse Stock Split not to be in the best interests of the Company and its stockholders. If the Reverse Stock Split approved by the stockholders at the Annual Meeting is not implemented before our next Annual Meeting of Stockholders, the amendment will be deemed abandoned, without any further effect. In that case, our Board may again seek stockholder approval at a future date for a reverse stock split if our Board deems a reverse stock split to be advisable at that time.

Background

Our common stock is currently listed on The Nasdaq Global Market (“Nasdaq”). On May 25, 2012, the Company received notice from the Listing Qualifications Department of Nasdaq indicating that, for the previous 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on Nasdaq under Nasdaq Listing Rule 5450(a)(1) and that we would be afforded 180 calendar days, or until November 21, 2012, to regain compliance with the minimum bid price requirement. On November 26, 2012, we received a letter from the Nasdaq staff stating that we had failed to comply with the $1.00 minimum bid price required for continued listing of our common stock on Nasdaq and as a result our common stock was subject to delisting. We appealed the staff determination to a Nasdaq Listing Qualifications Panel, and in connection with this appeal, we presented a plan to the Nasdaq Listing Qualifications Panel that includes a discussion of the events that we believe will enable us to regain compliance with Nasdaq Listing Rule 5450(a)(1), which plan includes a commitment to effect a reverse stock split, if necessary.  The appeal stayed the delisting of our common stock from Nasdaq pending the Panel’s decision, and during the stay, our shares have remained listed on Nasdaq. On January 31, 2013, the Nasdaq Listing Qualifications Panel granted our request for continued listing on Nasdaq provided that on or before May 28, 2013, the Company shall have evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.

Purposes and Risks of the Reverse Stock Split

In order to continue trading on Nasdaq, Cosi must satisfy the continued listing requirements for that market. Nasdaq requires a minimum bid price of $1.00 per share for continued listing. On March [•], 2013, the closing price of our common stock was $[•]. Our Board believes that the Reverse Stock Split would have the effect of increasing the trading price of our common stock, which would help to ensure a share price high enough to satisfy this Nasdaq listing requirement, although there can be no assurance that our common stock price will be maintained at such level.

Even if the Reverse Stock Split is implemented, there can be no assurance that we will be able to maintain the listing of our common stock on Nasdaq. Nasdaq maintains several other continued listing requirements currently applicable to the listing of our common stock. While we are currently in compliance with the other listing requirements (other than minimum bid price as discussed above in the section captioned “Background”), there can be no assurance that we will maintain compliance with all of the applicable requirements. Moreover, there can be no assurance that the market price of our common stock after the Reverse Stock Split will adjust to reflect the ratio of the Reverse Stock Split or that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price of our common stock. In addition, it is possible that the liquidity of our common stock will be affected adversely by the reduced number of shares outstanding following the Reverse Stock Split.

In evaluating the Reverse Stock Split, our Board also took into consideration negative factors associated with reverse stock splits. These factors include:  the negative perception of reverse stock splits held by many investors, analysts and other stock market participants; the fact that the stock price of some companies that have recently effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; and the costs associated with implementing the Reverse Stock Split. Our Board, however, determined that these negative factors were outweighed by the purpose of greater assurance that our common stock will remain listed on Nasdaq.

Principal Effects of the Reverse Stock Split

If the Reverse Stock Split is authorized at the Annual Meeting and the Reverse Stock Split is implemented, each outstanding and treasury share of our common stock immediately prior to the effective time of the Reverse Stock Split, will automatically be converted, as of the effective time of the Reverse Stock Split, into not less than one-twentieth and not greater than one-half of a share of common stock depending on the Split Ratio. In addition, proportionate adjustments will be made to the maximum number of shares issuable under our stock plans, as well as to the number of shares underlying, and the exercise price of, our outstanding options and warrants.

No fractional shares of our common stock will be issued in connection with the Reverse Stock Split, if implemented. Holders of our common stock who would otherwise receive a fractional share of our common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share, as explained more fully below under the heading “-Cash Payment in Lieu of Fractional Shares”. Because no fractional shares of our common stock will be issued in connection with the proposed Reverse Stock Split, holders of less than one share of our common stock after giving effect to the Split Ratio will be eliminated in the event that the Reverse Stock Split is adopted. If as a result of the Reverse Stock Split a record holder would hold less than one share of our common stock, then such holder would no longer be a record holder of our common stock and the Reverse Stock Split would decrease the number of record holders of our common stock.

The Reverse Stock Split, if implemented by our Board, in its sole discretion, will not change the number of authorized shares of our common stock or the par value of our common stock or any other terms of our common stock. After the Reverse Stock Split, shares of our common stock will have the same voting rights, and rights to dividends and other distributions and will be identical in all other respects to our common stock now authorized. Each Company stockholder’s percentage ownership of our common stock after the Reverse Stock Split will not be altered except for the effect of eliminating fractional shares.

If the Reverse Stock Split is authorized at the Annual Meeting and effected by filing an amendment to our Amended and Restated Certificate of Incorporation, some stockholders may consequently own “odd lots” of less than one hundred shares of our common stock. Odd lots may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Therefore, those stockholders who own odd lots following the Reverse Stock Split may be required to pay higher transaction costs should these stockholders then determine to sell their shares of our common stock.

If this proposal is approved and implemented, the Reverse Stock Split will have the effect of increasing the proportion of authorized but unissued shares of our common stock. If the Reverse Stock Split is implemented, the number of outstanding and treasury shares of our common stock will be reduced by a factor equal to the Split Ratio; however, the number of shares of our common stock and preferred stock authorized by our Amended and Restated Certificate of Incorporation will not be reduced. These additional shares would be available for issuance from time to time for corporate purposes and would provide the Company with flexibility for such actions as raising additional capital, acquiring assets and sales of stock or securities convertible into common stock. However, the additional shares of our common stock that would become available for issuance if the Reverse Stock Split is implemented could also be used by the Company to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, our Board could strategically sell shares of our common stock in a private transaction to purchasers who would oppose a takeover. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstance, have an anti-takeover effect, the Reverse Stock Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of our common stock or obtain control of the Company.

Our common stock is currently registered under the Securities Exchange Act of 1934, as amended, and Cosi is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Company’s common stock under the Exchange Act.

Stockholders Procedures For Conversion of Common Stock

If the Reverse Stock Split is effected, as soon as practicable thereafter, stockholders will be notified that the Reverse Stock Split has occurred and instructions will be provided regarding what actions, if any, need to be taken at that time.

Registered and Beneficial Stockholders

Upon the effectiveness of the Reverse Stock Split, we intend to treat stockholders holding shares of our common stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Registered “Book-Entry” Stockholders

Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares of our common stock registered in their accounts.

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of any fractional interest, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective date of the Reverse Stock Split indicating the number of shares of our common stock you hold. If you are entitled to a payment in lieu of any fractional interest, a check will be mailed to you at your registered address as soon as practicable after the effective date of the Reverse Stock Split. By signing and cashing this check, you will warrant that you owned the shares of our common stock for which you received a cash payment. See “Fractional Shares” above for additional information.

Registered Certificated Shares

Some registered stockholders hold shares of our common stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our common stock are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the Reverse Stock Split. The Company expects that American Stock & Transfer Company will act as exchange agent for purposes of implementing the exchange of stock certificates. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our common stock for a certificate representing the post-Reverse Stock Split shares, together with any payment of cash in lieu of fractional shares to which you are entitled.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Appraisal Rights

Cosi stockholders will not be entitled to exercise rights of appraisal in connection with the Reverse Stock Split.

Cash Payment in Lieu of Fractional Shares

In lieu of any fractional share of our common stock to which a holder of our common stock would otherwise be entitled as a result of the Reverse Stock Split, the Company will pay the holder cash equal to that fraction multiplied by the then fair market value of one share of our common stock as determined by our Board. If, at the effective time of the Reverse Stock Split, our common stock is traded on Nasdaq, our Board has determined that the fair market value of our common stock will be calculated as the average of the high and low trading prices of our common stock on Nasdaq during the regular trading hours for the five trading days immediately preceding the effective time of the Reverse Stock Split. Except for the right to receive the cash payment in lieu of a fractional share, a stockholder will not have any voting, dividend or other rights with respect to the fractional share they would otherwise be entitled to receive. Cash received in lieu of a fractional share of our common stock will be treated as payment in exchange for such common stock.

Board Discretion to Implement the Reverse Stock Split

If the Reverse Stock Split is approved at the Annual Meeting, our Board may, in its sole discretion, at any time prior to our next Annual Meeting of Stockholders, implement the Reverse Stock Split by filing the amendment to our Amended and Restated Certificate of Incorporation attached hereto as Exhibit B with the Secretary of State of the State of Delaware.

Notwithstanding the approval by the stockholders of the Reverse Stock Split at the Annual Meeting, our Board may, in its sole discretion, determine not to implement the Reverse Stock Split. Such determination will be based upon certain factors, including Cosi’s then current stock price, the existing and expected marketability and liquidity of our common stock, prevailing market conditions, the likely effect on the market price of our common stock and the costs and benefits of continuing to meet the listing requirements for Nasdaq. If our Board does not implement the Reverse Stock Split before the date of our next Annual Meeting of Stockholders, the authorization provided to our Board at this Annual Meeting to effect the Reverse Stock Split will no longer have any effect. In such event, our Board would need to seek stockholder approval again at a future date for a reverse stock split if our Board deems a reverse stock split to be advisable at that time.

Our Board believes the authorization of our Board, in its sole discretion, to amend the Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of our outstanding and treasury shares of our common stock without further approval or authorization of our stockholders is advisable and in the best interests of the Company and its stockholders.

Accounting Consequences

The Reverse Stock Split, if implemented, will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital with respect to our common stock on our balance sheet will be reduced proportionate to the effect of the Split Ratio, and the additional paid-in-capital account will be credited with the amount by which the stated capital is reduced. The Reverse Stock Split will affect our per share net income or loss and net book value per share of our common stock following the Reverse Stock Split, as there will be fewer shares of our common stock outstanding.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This summary does not apply to a holder of our common stock that is a member of a special class of holders subject to special tax rules, including, without limitation, holders subject to the alternative minimum tax, banks, insurance companies or other financial institutions, tax-exempt organizations, dealers in securities or foreign currencies, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities for U.S. federal income tax purposes, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, persons holding our common stock as part of a hedge, straddle, conversion, constructive sale or other integrated transaction, persons who acquire shares of our common stock in connection with employment or other performance of services, or U.S. expatriates. In addition, this summary does not address the tax consequences of the Reverse Stock Split arising under the unearned income Medicare contribution tax or under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than federal income taxation. This summary also does not address any tax consequences arising as a result of any transactions effected before, after or at the same time as the Reverse Stock Split, whether or not such transactions were, are or will be effected in connection with the Reverse Stock Split.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more United States persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a United States person. A “Non-U.S. Holder” is a beneficial owner (other than a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes) of our common stock who is not a U.S. Holder.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the U.S. federal income tax consequences of a partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of the Reverse Stock Split to such party.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.  EACH HOLDER OF OUR COMMON STOCK IS URGED TO CONSULT SUCH HOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

U.S. Holders

In general, the Company believes that the Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the common stock received in the Reverse Stock Split generally should equal the aggregate tax basis of the common stock surrendered by such holder in the Reverse Stock Split (excluding any portion of such tax basis allocated to a fractional share of our common stock), and such U.S. Holder’s holding period in the common stock received in the Reverse Stock Split generally should include such holder’s holding period in the common stock surrendered in the Reverse Stock Split. A holder of shares of our common stock acquired on different dates and at different prices is urged to consult such holder’s own tax advisor regarding the allocation of the tax basis and holding period of such shares of our common stock to the shares of our common stock that such holder will receive in the Reverse Stock Split.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock in the Reverse Stock Split generally will recognize dividend income or capital gain or loss depending on such U.S. Holder’s particular facts and circumstances. To the extent the cash received by a U.S. Holder in lieu of a fractional share of our common stock in the Reverse Stock Split is treated as giving rise to dividend income for U.S. federal income tax purposes, such U.S. Holder who is an individual may be taxed at a reduced rate, subject to certain limitations. To the extent the cash received by a U.S. Holder in lieu of a fractional share of our common stock in the Reverse Stock Split is treated as a sale or exchange for U.S. federal income tax purposes, such U.S. Holder generally should recognize capital gain or loss equal to the difference between the amount of cash received by such holder and the adjusted tax basis allocated to the fractional share. Any capital gain or loss recognized by a U.S. Holder generally should be treated as long-term capital gain or loss if such holder’s holding period for the common stock surrendered in the Reverse Stock Split is greater than one year at the effective time of the Reverse Stock Split. Long-term capital gains of U.S. Holders who are individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information reporting generally will apply with respect to a U.S. Holder’s receipt of cash in lieu of a fractional share of our common stock in the Reverse Stock Split. In addition, a U.S. Holder may be subject to a backup withholding tax (currently 28%) on the payment of cash in lieu of a fractional share of our common stock in the Reverse Stock Split if such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with the applicable backup withholding requirements. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the applicable U.S. Holder’s federal income tax liability, if any, provided that such holder timely furnishes the required information to the IRS.

Non-U.S. Holders

Assuming the Reverse Stock Split qualifies as a recapitalization, a Non-U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. In general, any capital gain recognized by a Non-U.S. Holder as a result of receiving cash in lieu of a fractional share of our common stock in the Reverse Stock Split should not be subject to U.S. federal income or withholding tax, unless: (1) such Non-U.S. Holder is an individual who holds our common stock as a capital asset, is present in the United States for at least 183 days during the taxable year of the Reverse Stock Split and meets certain other conditions; (2) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to such Non-U.S. Holder’s permanent establishment in the United States); or (3) we are or have been a “United States real property holding corporation” at any time within the shorter of the five-year period ending on the effective time of the Reverse Stock Split or the applicable Non-U.S. Holder’s holding period in our common stock, and certain other conditions are met. We do not believe that we have been over the past five years, or currently are, a United States real property holding corporation.

If the cash received by a Non-U.S. Holder in lieu of a fractional share of our common stock in the Reverse Stock Split is properly treated as giving rise to dividend income for U.S. federal income tax purposes, such income may be subject to a 30% withholding tax, unless an exemption from (or reduced rate of) withholding can be established under an applicable income tax treaty. Because the determination of whether withholding should apply is very fact specific, we may withhold and pay to the IRS taxes at a rate of 30% on any cash paid to a Non-U.S. Holder in lieu of a fractional share of our common stock in the Reverse Stock Split, unless such holder can establish that it is entitled to an exemption from (or reduced rate of) withholding under an applicable income tax treaty. However, a Non-U.S. Holder may seek a refund of any withheld amount from the IRS if such holder determines that it is not properly liable for the tax liability, including because our payment of cash in lieu of a fractional share of our common stock in the Reverse Stock Split was not properly characterized as a dividend to such holder for U.S. federal income tax purposes.

Backup withholding and information reporting generally will not apply to the payment to a Non-U.S. Holder of cash in lieu of a fractional share of our common stock in the Reverse Stock Split if such Non-U.S. Holder certifies, under penalties of perjury, that it is a Non-U.S. Holder and neither we nor the transfer agent has actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the applicable Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that such holder timely furnishes the required information to the IRS.

Each Non-U.S. Holder is urged to consult such holder’s own tax advisor with respect to the U.S. federal income tax consequences of the Reverse Stock Split to such holder, including the proper treatment for U.S. federal income tax purposes of any cash received in lieu of a fractional share of our common stock in the Reverse Stock Split and the potential application of the branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to approve the amendment to our

Amended and Restated Certificate of Incorporation to effect, at any time prior to the next Annual Meeting, the Reverse Stock Split of our common stock.

Our Board recommends a vote FOR approval of the Amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of our common stock.

OTHER MATTERS

Our Board does not intend to bring any other business before the meeting, and as far as is known by the Board, no matters are to be brought before the meeting except as disclosed in the Notice of Annual Meeting of Stockholders. However, as to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of Così’s Annual Report, which incorporates its Form 10-K for the fiscal year ended December 31, 2012, including audited financial statements set forth therein, was sent to all stockholders of Così along with this Proxy Statement.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Così Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Così, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger.  Così may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.  All of the costs of solicitation of proxies will be paid by Così.

STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with our 2014 Annual Meeting of Stockholders must submit such proposal to Così no later than [•], 2013.

In addition, Così’s By-laws have an advance notice procedure for stockholders to bring business before an Annual Meeting of Stockholders. The advance notice procedure requires that a stockholder interested in presenting a proposal for action at the 2014 Annual Meeting of

Stockholders must deliver a written notice of the proposal, together with certain specified information relating to such stockholder’s stock ownership and identity, to Così’s Secretary not earlier than December 9, 2013, nor later than January 8, 2014. However, in the event that the 2014 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2013 Annual Meeting of Stockholders, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the tenth day following the day on which notice of the date of the 2014 Annual Meeting of Stockholders was mailed or public disclosure of the date of the Annual Meeting of Stockholders was made, whichever first occurs.  If the Company does not receive timely notice, the proxy holders will vote on the matter, if presented at the meeting, in their discretion.

By order of the Board of Directors,

Stephen Edwards
Chair of the Board

Dated: March [•], 2013.

EXHIBIT A

COSÌ, INC.

BOARD OF DIRECTOR CANDIDATE GUIDELINES

The Nominating/Corporate Governance Committee of Così, Inc. (“Corporation”) identifies, evaluates and recommends candidates to become members of the Board of Directors (“Board”) with the goal of creating a balance of knowledge, experience and diversity. Stockholders may also recommend candidates to the Nominating/Corporate Governance in accordance with the procedure set forth in the Nominating/Corporate Governance Committee Charter.  Candidates are reviewed in the context of current composition of the Board, the operating requirements of the Corporation and the long-term interests of the Corporation’s stockholders and are evaluated for their character, judgment, business experience and acumen. In conducting this assessment, the Committee will consider and evaluate director-candidates based upon the following factors:

•                  Candidates must be independent pursuant to the requirements of the National Association of Security Dealers (“NASD”).

•                  Candidates should be at least 21 years of age.

•                  Candidates should be accomplished in their respective fields and have reputations, both personal and professional, that are consistent with the image and reputation of the Corporation.

•                  Candidates should be ethical individuals of proven judgment and competence, possessing professional experience and skills that are complementary to the needs of the Corporation.

•                  Candidates should have the ability to read and understand basic financial statements. The Nominating/Governance Committee will also determine if any of the candidates satisfy the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission.

•                  Candidates should have knowledge of the Corporation and issues affecting the Corporation.

•                  Candidates should be committed to enhancing stockholder value.

•                  Candidates should understand, or have the capacity to understand, fully the legal responsibilities of a director and the governance processes of a public company.

•                  Candidates should have demonstrated the ability and be willing to apply sound, objective and independent business judgment, and to assume broad, fiduciary responsibility.

•                  Candidates should have, and be willing to devote sufficient time to fulfill their obligations to the Corporation and its stockholders.

•                  Candidates should not have any prohibitive interlocking relationships or conflicts of interest.

•                  Candidates should be able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Corporation.

EXHIBIT B

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF COSI, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

Cosi, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.                                      The Amended and Restated Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on May 15, 1998 and amendments to the Certificate of Incorporation were subsequently duly filed and recorded.

2.                                      Section 4.1 of ARTICLE IV of the Amended and Restated Certificate of Incorporation is amended to read in full as follows:

“TOTAL NUMBER OF SHARES OF STOCK. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 140,000,000 (One Hundred and Forty Million) shares. The authorized capital stock is divided into 40,000,000 (Forty Million) shares of preferred stock, of the par value of $.01 each (the “Preferred Stock”), and 100,000,000 (One Hundred Million) shares of common stock, of the par value of $.01 each (the “Common Stock”). For the purposes of this article IV, references to the “Board of Directors” shall refer to the Board of Directors of the Corporation as established in accordance with Article V of the Certificate of Incorporation and references to “The Certificate of Incorporation” shall refer to this Restated Certificate of Incorporation as the same may be amended from time to time.

On [•], 20[•], at [•], each [•] shares of Common Stock, par value $.01 per share, issued and outstanding at such time shall be combined into one (1) share of Common Stock, par value $0.01 per share (the “Reverse Stock Split”). No fractional share shall be issued upon the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fraction multiplied by the fair market value per share of the Common Stock as determined in a reasonable manner by the Board of

1

Directors. Upon surrender by a holder of a certificate or certificates for Common Stock, duly endorsed, at the office of the Corporation, the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or assignee of such holder, a new certificate or certificates for the number of shares of Common Stock that such holder shall be entitled to following the Reverse Stock Split.”

3.                                      That, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by applicable law was voted in favor of the aforesaid amendment.

4.                                      The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and attested by its Secretary this [•] day of [•], 20 [•].

COSI, INC.

By:

Carin Stutz
President and Chief Executive Officer

Attest:

By:	William Koziel
Secretary

2

ANNUAL MEETING OF STOCKHOLDERS OF

COSÌ, INC.

May 8, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

The Notice of Meeting, Proxy Statement, and Proxy Card
are available at www.getcosi.com in the Investor Info section

PLEASE DATE, SIGN AND MAIL

YOUR PROXY CARD IN THE ENVELOPE

PROVIDED AS SOON AS POSSIBLE.

Please detach along perforated line and mail in the envelope provided.

☐                                                                   ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION

OF DIRECTORS, “FOR” PROPOAL 2, “FOR” PROPOSAL 3,

“ONE YEAR” ON PROPOSAL 4, AND “FOR” PROPOSAL 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:	NOMINEES:

☐ FOR ALL NOMINEES	☐ Mark Demilio
☐ Carin Stutz

☐ WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See Instructions Below)

INSTRUCTION:          To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and check the box next to each nominee you wish to withhold, as shown here:   ☒

	FOR	AGAINST	ABSTAIN

2. Ratify BDO USA, LLP, as the Company’s independent registered public accounting firm.	☐	☐	☐

	FOR	AGAINST	ABSTAIN

3. Approve, in a non-binding vote, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN

4. Recommend, in an advisory vote, the frequency of future executive compensation advisory votes.	☐	☐	☐	☐

FOR	AGAINST	ABSTAIN

5.         Approve an Amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at any time prior to the next annual meeting, a reverse stock split of the outstanding and treasury shares of the Company’s common stock having a split ratio ranging from one-for-two to one-for-twenty, as determined by the Board to be in the best interest of the Company and its stockholders.

☐	☐	☐

OTHER MATTERS:

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

NOTE:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

COSÌ, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 8, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen Edwards and Carin Stutz, and each or either of them, with full power of substitution, as his or her true and lawful agents and proxies (“Proxies”) to represent the undersigned at the Annual Meeting of Stockholders of Così, Inc. (“Così” or the “Company”) to be held at the Cosi, Inc. Support Center, 1751 Lake Cook Road, Lower Level Conference Room, Deerfield, Illinois 60015, on May 8, 2013, at 8:00 a.m. local time, and at any adjournments or postponements thereof, and authorizes said Proxies to vote all shares of Così shown on the other side of this card with all the powers the undersigned would possess if personally thereat.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL OF THE NAMED NOMINEES, “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT, “ONE YEAR” ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES; AND “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT, AT ANY TIME PRIOR TO THE NEXT ANNUAL MEETING, A REVERSE STOCK SPLIT OF THE OUTSTANDING AND TREASURY SHARES OF THE COMPANY’S COMMON STOCK HAVING A SPLIT RATIO RANGING FROM ONE-FOR-TWO TO ONE-FOR-TWENTY, AS DETERMINED BY THE BOARD TO BE IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF COSÌ, INC. SOLICITING PROXIES FOR ITS 2013 ANNUAL MEETING.

All previous proxies given by the undersigned to vote at the Cosi, Inc. Annual Meeting or at any adjournment or postponement thereof are hereby revoked.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)